Exhibit 2.1
EXECUTION VERSION
ASSET PURCHASE AGREEMENT
BY AND AMONG
ASSEMBLY COMPONENT SYSTEMS, INC.,
LAWSON PRODUCTS, INC.,
SUPPLY TECHNOLOGIES LLC
AND
PARK-OHIO INDUSTRIES, INC.
DATED AS OF AUGUST 31, 2010

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ASSET PURCHASE AGREEMENT
This ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of August 31, 2010, is made by and among Assembly Component Systems, Inc., an Illinois corporation (the “Seller”), solely for purposes of Section 9.16 hereof, Lawson Products, Inc., a Delaware corporation (the “Parent”), Supply Technologies LLC, an Ohio limited liability company (the “Buyer”), and, solely for purposes of Section 9.17 hereof, Park-Ohio Industries, Inc., an Ohio corporation (the “Buyer Parent”).
WHEREAS, the Seller and Lawson Maquiladora, S. de R.L. de C.V., a business entity organized under the laws of the country of Mexico (individually, the “Maquiladora Entity”, and together with the Seller, the “Sellers”), are engaged in the business of supplying manufacturers and other third parties with customized production components, including fasteners, safety products, screw machine parts fittings, elastometers, molded and machined rubber components, decals, overlays and production consumables, through inventory management systems and supply chain services (the “Business”); and
WHEREAS, this Agreement contemplates that the Buyer shall acquire substantially all of the assets of the Business (other than certain specified excluded assets) and shall assume only certain specified liabilities of the Business, in each case on the terms and subject to the conditions set forth in this Agreement and the Ancillary Documents.
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the value, receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1 Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:
“Action” means any claim, action, charge, grievance, suit, inquiry, proceeding, citation, summons, subpoena, hearing, assessment or investigation of any nature, civil, criminal, regulatory or otherwise, at law or in equity, by or before any Governmental Entity or any arbitrator with legal and binding authority over such matter.
“Active Employees” has the meaning set forth in Section 6.4(a).
“Affiliates” has the meaning set forth in Rule l2b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.
“Agreement” has the meaning set forth in the Preamble.
“Allocation” has the meaning set forth in Section 3.5.

“Ancillary Documents” means the Note, the Transition Services Agreement, the U.S. Bill of Sale and Assignment and Assumption Agreement and the Assignment and Assumption of Leases.
“Apportioned Obligations” means all real property taxes, personal property taxes or ad valorem obligations and similar recurring taxes and fees with respect to the Purchased Assets for any Straddle Period.
“Article” means, except as otherwise expressly indicated herein, an article of this Agreement.
“Assignment and Assumption of Leases” has the meaning set forth in Section 7.1(c).
“Assumed Liabilities” has the meaning set forth in Section 2.4(a).
“Benefit Plans” means all employee benefit plans, programs, policies, agreements or other arrangements, including any Employee Welfare Benefit Plan, any Employee Pension Benefit Plan, and any bonus, incentive, equity award, deferred compensation, vacation, severance, employment or fringe benefit plan, program or agreement (other than any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA), in each case that are sponsored, maintained or contributed to by the Seller or any of its ERISA Affiliates for the benefit of current or former employees or independent contractors of the Business.
“Business” has the meaning set forth in the Recitals.
“Business Day” means any day that is not a Saturday, Sunday or any other day on which banks are required or authorized by Law to be closed in New York City, New York.
“Buyer” has the meaning set forth in the Preamble.
“Buyer Parent” has the meaning set forth in the Preamble.
“Buyer Claims” has the meaning set forth in Section 8.2(a).
“Buyer Indemnified Party” has the meaning set forth in Section 8.2(a).
“Buyer Material Adverse Effect” has the meaning set forth in Section 5.1.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.
“Claim Notice” has the meaning set forth in Section 8.5(a).
“Claims” has the meaning set forth in Section 8.3(a).
“Closing” has the meaning set forth in Section 3.1.
“Closing Date” has the meaning set forth in Section 3.1.

“Closing Date Net Working Capital” has the meaning set forth in Section 3.4(a).
“Closing Payment” has the meaning set forth in Section 3.3.
“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985.
“Code” means the Internal Revenue Code of 1986, as amended (together with all rules and regulations promulgated thereunder).
“Confidential Information” means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as “confidential”), in any form or medium, that relates to the business, products, Intellectual Property, services and/or research and/or development of the Business and/or its suppliers, distributors, customers, independent contractors and/or other business relations.
“Contracts” means any contracts, agreements, arrangements, leases, subleases, deeds, indentures, licenses, obligations, commitments and undertakings that are binding, or purport to be binding by their terms, on the parties thereto, and any outstanding bids or proposals (which bids or proposals if accepted by the recipient thereof would result in a binding contract), whether written or oral.
“Disclosure Schedules” means the Schedules pertaining to, and corresponding to the Section references, of this Agreement.
“Dollars” and the sign “$” each means lawful money of the United States of America.
“Employee Pension Benefit Plan” has the meaning set forth in Section 3(1) of ERISA.
“Employee Welfare Benefit Plan” has the meaning set forth in Section 3(2) of ERISA.
“Employee Withholding Documents” has the meaning set forth in Section 6.4(e).
“Environmental Laws” means any Law with respect to any Hazardous Materials, drinking water, groundwater, wetlands, soil, ambient air, air emissions, gas vapor, landfills, open dumps, above ground storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, oil spills or discharges, waste emissions or wells (but not including federal, state, or local Occupational Safety and Health Administration or other occupational health or safety requirements). Without limiting the generality of the foregoing, the term shall encompass each of the following statutes and the regulations promulgated thereunder, as amended: (a) the CERCLA; (b) the Resource Conservation and Recovery Act of 1976; (c) the Hazardous Materials Transportation Act; (d) the Toxic Substances Control Act; (e) the Clean Water Act; (f) the Clean Air Act; (g) the Safe Drinking Water Act; (h) the National Environmental Policy Act of 1969; (i) the Emergency Planning and Community Right-to-Know Act; and (j) any non-U.S. equivalents of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) (a) under common control within the meaning of Section 4001(b)(1) of ERISA with the Seller or (b) which together with the Seller is treated as a single employer under Section 414(t) of the Code.
“Excluded Assets” has the meaning set forth in Section 2.3(b).
“Excluded Liabilities” has the meaning set forth in Section 2.4(b).
“Exhibit” means an exhibit to this Agreement that is attached hereto in accordance with the terms hereof.
“Final Statement” has the meaning set forth in Section 3.4(c).
“Financial Statements” has the meaning set forth in Section 4.4(a).
“Fundamental Representations” has the meaning set forth in Section 8.1.
“GAAP” means United States generally accepted accounting principles, applied on a basis consistent with the past practices of the Seller and its Affiliates.
“Governmental Entity” means the United States, any state or other political subdivision thereof, and any other foreign or domestic entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any government authority, agency, department, corporation, board, commission, court, tribunal or instrumentality of the United States or any foreign entity, any state of the United States or any political subdivision of any of the foregoing.
“Hazardous Materials” means any element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance that is regulated under any applicable Environmental Law, determined or identified as hazardous or toxic under any applicable Environmental Law, or the Release of which is regulated or controlled under any applicable Environmental Law.
“Indebtedness” of any Person means, without duplication: (a) all obligations of such Person (i) for the principal of, interest on, and premium and breakage costs in respect of indebtedness for borrowed money (whether borrowed from an Affiliate of such Person) or (ii) evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (b) all obligations of such Person issued or assumed as the deferred purchase price for property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement, including all obligations of such Person for the payment of money relating to leases that are required to be classified as capitalized lease obligations in accordance with GAAP; (c) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; (d) all obligations of such Person under interest rate or currency swap transactions (valued at the termination value thereof); (e) all obligations of the type referred to in clauses (a) through (d) of other Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor or surety, including guarantees of such obligations; and (f) all obligations of the type referred to in clauses (a) through (e) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).
“Indemnified Party” has the meaning set forth in Section 8.1.
“Indemnifying Party” has the meaning set forth in Section 8.1.
“Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (a) patents, patent applications, inventions, invention disclosures, industrial designs, and statutory invention registrations; (b) trademarks, service marks, certification marks, trade names, corporate names, domain names, logos, trade dress, or other indicia of source or origin, and all registrations of and applications to register the foregoing; (c) copyright registrations and applications; (d) Software of any type and in any form; (e) unpatented technology, discoveries, improvements, ideas, designs, models, formulae, drawings, blueprints, mask works, methods, techniques, processes, customer lists, technical information, trade secrets, know-how and other confidential and proprietary information; and (f) registrations and applications for registration of any of the foregoing, including any renewals, extensions, continuations (in whole or in part), divisionals, re-examinations or reissues or equivalent or counterpart thereof.
“Law” means any applicable United States or non-United States federal, provincial, state or local statute, common law, rule, regulation, ordinance, permit, order, writ, injunction, judgment or decree of any Governmental Entity.
“Leased Facilities” has the meaning set forth in Section 4.8(a).
“Leases” has the meaning set forth in Section 4.8(a).
“Lien” means any pledge, security interest, mortgage, deed of trust, title defect, title retention agreement, occupancy agreement, easement, encroachment, lien or other encumbrance.
“Losses” means any losses, liabilities, damages, deficiencies, Taxes, penalties, fines, costs and expenses (including interest, reasonable and documented attorneys’ fees and disbursements and all amounts paid in investigation, defense or settlement of any of the foregoing and the enforcement of any related rights), whether or not arising out of third party claims.
“Maquiladora Closing” has the meaning set forth in Section 3.2.
“Maquiladora Closing Date” has the meaning set forth in Section 3.2.
“Maquiladora Entity” has the meaning set forth in the Recitals.
“Material Adverse Effect” means any event, occurrence, change, circumstance or effect that has had or would reasonably be expected to have a material adverse effect on the business, operations, results of operations or financial condition of the Business taken as a whole; provided, however, that none of the following shall be deemed in itself, or in any combination, to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a Material Adverse Effect: (a) changes or effects that generally affect the industry in which the Seller operates, the United States economy as a whole or the capital markets in general or the geographical markets in which the Seller operates; (b) changes in securities markets, interest rates or general economic, regulatory or political conditions, including acts of terrorism or the commencement or escalation of any war, whether declared or undeclared, or other hostilities; (c) changes or effects arising out of, or attributable to, the announcement of the execution of this Agreement or the identity of the Buyer; (d) compliance with the terms of, or the taking of any action required by, this Agreement or as required by applicable Law, including the consummation of the transactions completed hereby; (e) changes or effects due to changes in any Laws; (f) changes in GAAP or other applicable accounting regulations; (g) the failure of the Seller to meet any internal projections or forecasts; and (h) actions or events caused by or under the responsibility of the Buyer.
“Material Contracts” has the meaning set forth in Section 4.7(a).
“Net Working Capital” means the amount by which (a) the aggregate amount of all current assets (excluding cash and cash equivalents) of the Business contained in the Purchased Assets exceeds (b) the aggregate amount of all current liabilities of the Business contained in the Assumed Liabilities.
“Neutral Auditor” has the meaning set forth in Section 3.4(c).
“Note” has the meaning set forth in Section 3.3.
“Objection Notice” has the meaning set forth in Section 3.4(b).
“Parent” has the meaning set forth in the Preamble.
“Parties” means the Buyer, the Seller, for purposes of Section 9.16 only, the Parent, and, for purposes of Section 9.17 only, the Buyer Parent, and “Party” means the Buyer or, for purposes of Section 9.17 only, the Buyer Parent, on the one hand, or the Seller or, for purposes of Section 9.16 only, the Parent, on the other hand, as appropriate and as the case may be.
“Permits” means any permits, authorizations, licenses, certificates, accreditations or other authorizations of any Governmental Entity.
“Permitted Liens” means any: (a) statutory Liens or mechanics’, materialmens’ and similar Liens imposed by Law with respect to amounts not yet due and payable or the validity of which is being contested in good faith and for which adequate reserves have been established in accordance with GAAP; (b) Liens for Taxes not yet due and payable or the validity of which is being diligently contested in good faith by appropriate proceedings; (c) Liens encumbering any of the Purchased Assets that do not materially interfere with their present use in the Business; and (d) contractual provisions providing for retention of title to goods until payment is made entered into in the ordinary course of business.
“Person” means an individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or Governmental Entity.

“Preliminary Statement” has the meaning set forth in Section 3.4(a).
“Purchase Price” has the meaning set forth in Section 3.3.
“Purchased Assets” has the meaning set forth in Section 2.3(a).
“Purchased Contracts” has the meaning set forth in Section 2.3(a)(iii).
“Purchased Intellectual Property” means all Intellectual Property owned, held or used by the Sellers in the operation or conduct of the Business, including the Intellectual Property listed on Schedule 4.9, together with all income, royalties, damages and payments due or payable as of the Closing or thereafter (including damages and payments for past, present or future infringements, misappropriations or other violations thereof) and the rights to sue and collect damages for past, present or future infringements, misappropriations or other violations thereof, and any corresponding, equivalent or counterpart rights, title or interest that now exist or may be secured hereafter anywhere in the world, and all copies and tangible embodiments of the foregoing.
“Recent Balance Sheets” has the meaning set forth in Section 4.4(a).
“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, discarding, burying, abandoning or disposing into the environment of Hazardous Materials.
“Resolution Period” has the meaning set forth in Section 3.4(b).
“Restricted Business” has the meaning set forth in Section 6.8(a).
“Restricted Period” has the meaning set forth in Section 6.8(a).
“Restrictive Covenants” has the meaning set forth in Section 6.8(d).
“Review Period” has the meaning set forth in Section 3.4(b).
“Schedule” means a schedule to this Agreement (including each of the Disclosure Schedules), all of which Schedules are incorporated herein by reference.
“Section” means, except as otherwise expressly indicated herein, a section of this Agreement.
“Seller” has the meaning set forth in the Preamble.
“Seller Claims” has the meaning set forth in Section 8.3(a).
“Seller Indemnified Parties” has the meaning set forth in Section 8.3(a).
“Seller’s Knowledge” means the actual knowledge of James Degnan, John Radke, Daniel Murray, Michael Tuvell and Stewart Howley, as to the matters represented, as of the date the representation is made.

“Sellers” has the meaning set forth in the Recitals.
“Software” means software of any type and in any form, including source code, executable code, databases and documentation.
“Specified Consent” has the meaning set forth in Section 6.2(b).
“Specified Contract” has the meaning set forth in Section 6.2(b).
“Specified Liabilities” means those liabilities set forth on Schedule A hereto.
“Standard Procedure” has the meaning set forth in Section 6.4(e).
“Straddle Period” means any taxable period beginning on or before the Closing Date and ending after the Closing Date.
“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, limited liability company, partnership or other legal entity of which such Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, more than 50 percent of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, partnership or other legal entity. The term “Subsidiary” shall include any Subsidiaries of a Subsidiary.
“Tax” or “Taxes” means (a) any tax or taxes of any kind or nature, or however denominated, including any federal, provincial, state, local or foreign sales, use, transfer, registration, franchise, profits, environmental, business and occupation, value added, excise, escheat, severance, stamp, premium, windfall profit, customs, duties, real property, personal property, capital stock, employment, withholding, social security, unemployment, disability, payroll, license, employee tax, estimated tax or other tax, assessment, like governmental fee or like charge of any kind whatsoever, together with any interest, penalties or additions to tax or additional amounts imposed by any Law or taxing authority, whether disputed or not, (b) any liability for the payment of any amounts of any of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of such amounts was determined or taken into account with reference to the liability of any other Person, (c) any liability for the payment of any amounts as a result of being a party to any tax sharing or allocation agreements or arrangements (whether or not written) or with respect to the payment of any amounts of any of the foregoing types as a result of any express or implied obligation to indemnify any other Person, and (d) any liability for the payment of any of the foregoing types as a successor, transferee or otherwise.
“Tax Matter” has the meaning set forth in Section 6.5(b).
“Tax Returns” means, with respect to any Tax, any information return or report, and any return, report, statement, election, schedule, form (including estimated Tax), declaration, claim for refund or document.

“Third Party Claim” has the meaning set forth in Section 8.5(a).
“Transfer Taxes” has the meaning set forth in Section 6.5(d).
“Transferred Employees” has the meaning set forth in Section 6.4(a).
“Transition Services Agreement” has the meaning set forth in Section 7.1(a).
“United States” or “U.S.” means the United States of America, including its territories and possessions.
“U.S. Bill of Sale and Assignment and Assumption Agreement” has the meaning set forth in Section 7.1(b).
“WARN Act” means the United States Worker Adjustment and Retraining Act of 1988, as amended.
Section 1.2 Interpretation; Construction. References to “applicable” Law or Laws with respect to a particular Person, thing or matter shall include only such Law or Laws as to which the Governmental Entity that enacted or promulgated such Law or Laws has jurisdiction over such Person, thing or matter. Whenever the context requires, the singular number shall include the plural, and vice versa, the masculine gender shall include the feminine and neuter genders, the feminine gender shall include the masculine and neuter genders, and the neuter gender shall include masculine and feminine genders. The words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” The terms “hereof,” “hereunder,” “herein” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Each Party hereto has participated in the drafting of this Agreement, which each Party acknowledges is the result of extensive negotiations between the Parties, and consequently this Agreement shall be interpreted without reference to any rule or precept of Law to the effect that any ambiguity in a document be construed against the drafter.
ARTICLE II
PURCHASE AND SALE OF ASSETS
AND ASSUMPTION OF LIABILITIES
Section 2.1 Purchase of Seller Assets and Assumption of Seller Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing:
(a) the Buyer shall purchase from the Seller, and the Seller shall sell, transfer, assign, convey and deliver to the Buyer, all of the Purchased Assets of the Seller, free and clear of all Liens other than Permitted Liens; and
(b) the Buyer shall assume and agree to pay, discharge and perform when due all of the Assumed Liabilities of the Seller; provided, however, that the Buyer shall not assume any liabilities or obligations of the Seller or its Affiliates other than Assumed Liabilities.

Section 2.2 Purchase of Maquiladora Assets and Assumption of Maquiladora Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Maquiladora Closing:
(a) the Buyer (or its designated Affiliate) shall purchase from the Maquiladora Entity, and the Seller shall cause the Maquiladora Entity to sell, transfer, assign, convey and deliver to the Buyer (or its designated Affiliate), all of the Purchased Assets of the Maquiladora Entity, free and clear of all Liens other than Permitted Liens; and
(b) the Buyer (or its designated Affiliate) shall assume and agree to pay, discharge and perform when due all of the Assumed Liabilities of the Maquiladora Entity; provided, however, that the Buyer shall not assume any liabilities or obligations of the Maquiladora Entity or its Affiliates other than Assumed Liabilities.
Section 2.3 Purchased and Excluded Assets.
(a) The “Purchased Assets” means all of the right, title and interest of the Sellers in, to and under all of the business, properties, assets and rights of every nature, kind and description, tangible and intangible (including goodwill), whether real, personal or mixed, whether accrued, contingent or otherwise that are owned, leased or licensed by the Seller on the Closing Date or by the Maquiladora Entity on the Maquiladora Closing Date, as applicable, and used, held for use or intended to be used primarily in the operation or conduct of the Business, including:
(i) all accounts and notes receivable and other such claims for money due to the Sellers from any third parties arising from the rendering of services or the sale of goods or materials by the Sellers in connection with the Business;
(ii) all raw materials, work in process and finished goods inventories, including consignment and prepaid inventory, whether or not delivered to the Sellers;
(iii) all of the Contracts set forth on Schedule 2.3(a)(iii) (collectively, the “Purchased Contracts”);
(iv) all machinery, equipment, hardware, spare parts, tools, office equipment, furniture, fixtures, vehicles, fork lifts, racking, computers, computer-related equipment, desktop systems and other tangible personal property, together with such other tangible personal property set forth on Schedule 2.3(a)(iv);
(v) all Permits related to the conduct of the Business or any of the Leased Facilities;
(vi) all rights under or pursuant to promotional allowances, rebates, warranties, representations and guarantees made by suppliers, manufacturers or contractors in connection with products or services provided to the Sellers from third parties (other than the Parent and/or any of its Affiliates);

(vii) the leasehold interests of each of the Sellers, as lessee, under the Leases relating to the Leased Facilities;
(viii) all books, records, ledgers, data, files, documents, correspondence, lists, plats, specifications, advertising and promotional materials, reports and other materials (in whatever form or medium) of the Sellers to the extent pertaining to the Business;
(ix) the Purchased Intellectual Property;
(x) any credits, prepaid expenses, deferred charges, advance payments, prepaid items and claims for refunds or reimbursements (but excluding cash security or other deposits, except with respect to the Leased Facilities);
(xi) all insurance proceeds or rights to insurance proceeds under any insurance policies of the Sellers with respect to any of the Purchased Assets (including proceeds or rights to proceeds under insurance policies relating to the Leased Facilities) or the Assumed Liabilities;
(xii) any rights to credits, refunds, rebates or abatements of Taxes with respect to the Purchased Assets for any taxable period (or portion thereof) beginning after the Closing Date;
(xiii) all goodwill and intangible assets associated or arising in connection with the Business or any of the Purchased Assets; and
(xiv) the assets, rights and properties set forth on Schedule 2.3(a)(xiv).
(b) Notwithstanding anything to the contrary contained in Section 2.3(a), the Sellers or their Affiliates, as the case may be, shall retain all of their respective right, title and interest in and to, and shall not, and shall not be deemed to, sell, transfer, assign, convey or deliver to the Buyer, and the Purchased Assets shall not, and shall not be deemed to, include, the following (collectively, the “Excluded Assets”):
(i) any cash or cash equivalents, including any marketable securities or certificates of deposit, or any collected funds or accounts or items in the process of collection at the financial institutions of the Sellers through and including the Closing Date or the Maquiladora Closing Date, as applicable, together with all accrued but unpaid interest thereon;
(ii) any accounts or notes receivable or other such claims for money due to the Sellers from the Parent or any of the Parent’s other Subsidiaries;
(iii) (A) any rights of the Sellers or any of their Affiliates to any credits, refunds, rebates or abatements with respect to assets that are not Purchased Assets; (B) any rights to credits, refunds, rebates or abatements of Taxes with respect to the Purchased Assets and relating to taxable periods (or portions thereof) ending on or prior to the Closing Date; (C) any Tax Returns or Tax records of the Sellers or any of their

Affiliates; and (D) any rights of the Sellers or any of their Affiliates under any Tax allocation or sharing Contract;
(iv) any credits, prepaid expenses, deferred charges, advance payments, security deposits (except with respect to the Leased Facilities), prepaid items, deposits and claims for refunds or reimbursements, in each case, to the extent relating to the Excluded Assets and/or the Excluded Liabilities;
(v) any rights to indemnification, contribution or other reimbursement, or limitations on liability, under the Purchased Contracts, or any warranties and guarantees, in each case, from any third parties with respect to any Excluded Liabilities and/or Losses for which the Seller has an indemnification obligation;
(vi) any property, casualty or other insurance policy held by the Sellers or any of their Affiliates or related insurance services Contract to which the Sellers or any of their Affiliates is a party, and any rights of the Sellers or any of their Affiliates under any such policy or Contract, except to the extent included in the Purchased Assets;
(vii) any rights of the Sellers or the Seller Indemnified Parties under this Agreement, any Ancillary Document or any other Contract between the Sellers and the Buyer;
(viii) the corporate charters, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, corporate seals, minute books, stock transfer books, blank stock certificates, books and records relating to Taxes, and any other documents relating to the governance, organization, maintenance and existence of the Sellers;
(ix) any of the Benefit Plans and underlying assets or any rights of the Sellers or any of their Affiliates under the Benefit Plans;
(x) except for licenses or rights granted under a Purchased Contract, any licenses or other rights to use Intellectual Property or Software owned by Persons other than the Sellers;
(xi) any Contracts under which either of the Sellers receives a license to commercially-available Software or any services related thereto (including maintenance, hosting or consulting services);
(xii) any real property or any leasehold interest in any real property, except for Leased Facilities; and
(xiii) any other assets, rights and properties that are set forth on Schedule 2.3(b)(xiii).

Section 2.4 Assumed and Excluded Liabilities.
(a) “Assumed Liabilities” means only the following liabilities and obligations of the Sellers, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due:
(i) all liabilities and obligations of the Sellers (excluding liabilities to the Parent and/or any of its Affiliates) that arose in connection with the Business and are reflected on or reserved for on the Recent Balance Sheets;
(ii) all Specified Liabilities of the Sellers (excluding liabilities to the Parent and/or any of its Affiliates) that arose in connection with the Business and that were incurred in the ordinary course of business since the respective dates of the Recent Balance Sheets;
(iii) all liabilities and obligations arising under or relating to the Purchased Contracts, excluding any liability that results from, arises out of or relates to any breach of contract or breach of warranty by the Sellers prior to the Closing Date; and
(iv) all liabilities and obligations with respect to services provided or products sold by the Business on or prior to the Closing Date to the extent arising out of or relating to product return, exchange, rebate, credit and warranty obligations, and all product liabilities relating thereto, up to a maximum amount of $25,000 in the aggregate.
(b) The Buyer shall not assume or become in any way liable or responsible for, and shall not be deemed to have assumed or to have become liable or responsible for, any liabilities of the Sellers or any of their Affiliates, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, whether due or to become due and whether related to the Business or the Purchased Assets, other than the Assumed Liabilities (the “Excluded Liabilities”), which Excluded Liabilities specifically include (i) all liabilities and obligations with respect to services provided or products sold by the Business on or prior to the Closing Date to the extent arising out of or relating to product return, exchange, rebate, credit and warranty obligations, and all product liabilities relating thereto, in excess of $25,000 in the aggregate and (ii) those obligations and liabilities of the Seller set forth on Schedule 2.4(b).
ARTICLE III
PURCHASE PRICE AND CLOSINGS
Section 3.1 Closing. Except as set forth in Section 3.2, the closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Jenner & Block LLP, 353 North Clark Street, Chicago, Illinois 60654 (or at such other place as the Parties mutually agree in writing) concurrent with the execution of this Agreement. The date on which the Closing actually occurs shall be referred to as the “Closing Date,” and except as otherwise expressly provided herein, the Closing shall for all purposes be deemed effective as of 11:59pm, Eastern Daylight Time, on the Closing Date.

Section 3.2 Maquiladora Closing. The closing of the transactions contemplated by Section 2.2 (the “Maquiladora Closing”) shall take place at the offices of Jenner & Block LLP, 353 North Clark Street, Chicago, Illinois 60654 (or at such other place as the Parties mutually agree in writing) on the second Business Day (unless the Parties agree to another time or date) following the satisfaction or waiver of the conditions set forth in Section 7.3, other than those conditions that by their nature are to be satisfied at the Maquiladora Closing (but subject to the fulfillment or waiver of those conditions at the Maquiladora Closing). The date on which the Maquiladora Closing actually occurs shall be referred to as the “Maquiladora Closing Date,” and except as otherwise expressly provided herein, the Maquiladora Closing shall for all purposes be deemed effective as of 11:59pm, Eastern Daylight Time, on the Maquiladora Closing Date. Each of the Parties shall use its reasonable best efforts to cause the Maquiladora Closing to occur as promptly as practicable following the Closing Date.
Section 3.3 Purchase Price. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Buyer shall (a) pay to the Seller an aggregate amount equal to $16,000,000 (the “Closing Payment”) in cash by wire transfer of immediately available funds to the account or accounts designated in writing by the Seller and (b) deliver to the Seller a duly executed copy of the Subordinated Promissory Note in the form attached hereto as Exhibit A in principal amount equal to $3,000,000 (the “Note”). The sum of the Closing Payment plus the principal amount of the Note plus the aggregate amount of the Assumed Liabilities, as such sum may be adjusted in accordance with Section 3.4 or Section 8.7, is referred to herein as the “Purchase Price”.
Section 3.4 Purchase Price Adjustment.
(a) Within sixty (60) days after the Closing Date, the Buyer shall deliver to the Seller a preliminary statement (the “Preliminary Statement”) of the Net Working Capital, determined as of the effective time of the Closing and in accordance with GAAP (the “Closing Date Net Working Capital”). The Seller and its Affiliates shall provide the Buyer and its representatives with full access at all reasonable times and on reasonable advance notice to such personnel and books, records and other materials of the Seller to the extent they are reasonably necessary for the preparation of, or relate to the matters covered by, the Preliminary Statement, Final Statement and Closing Date Net Working Capital.
(b) The Seller shall have thirty (30) days to review the Preliminary Statement from the date of its receipt thereof (the “Review Period”). If the Seller objects to any aspect of the Preliminary Statement, then the Seller must deliver a written notice of objection (the “Objection Notice”) to the Buyer on or prior to the expiration of the Review Period. The Objection Notice shall specify in reasonable detail any adjustment to the Preliminary Statement proposed by the Seller and the basis therefor, including the specific items proposed to be adjusted and the specific Dollar amount of each such proposed adjustment and an explanation of how such proposed adjustment was calculated. If the Seller delivers an Objection Notice to the Buyer prior to the expiration of the Review Period in accordance with this Section 3.4(b), the Buyer and the Seller shall, for a period of fifteen (15) days thereafter (the “Resolution Period”), attempt in good faith to resolve the matters properly contained therein, and any written resolution, signed by each of the Buyer and the Seller, as to any such matter shall be final, binding, conclusive and non-appealable for all purposes hereunder. Except to the extent properly challenged in an Objection Notice as provided in this Section 3.4(b), or in the event the Seller does not deliver an Objection Notice to the Buyer in accordance with this Section 3.4(b) prior to the expiration of the Review Period, the Seller shall be deemed to have agreed to the Preliminary Statement in its entirety, which Preliminary Statement or undisputed portions thereof (as the case may be) shall be final, binding, conclusive and non-appealable for all purposes hereunder.
(c) If, at the conclusion of the Resolution Period, the Buyer and the Seller have not reached an agreement with respect to all disputed matters properly contained in the Objection Notice, then within ten (10) days thereafter, the Buyer and the Seller shall submit for resolution such matters remaining in dispute to PricewaterhouseCoopers LLC, or if such firm is unavailable or unwilling to so serve, to a mutually acceptable nationally recognized independent accounting firm (the “Neutral Auditor”). Each of the Seller and the Buyer agrees to execute, if requested by the Neutral Auditor, an engagement letter reasonably satisfactory to such Party. The Neutral Auditor shall act as an arbitrator to resolve (based solely on the written submissions of the Buyer and the Seller and not by independent review) only those matters properly included in the Objection Notice and still in dispute at the end of the Resolution Period. The Buyer and the Seller shall direct the Neutral Auditor to render a reasoned written resolution of all such disputed matters, in accordance with the foregoing, within thirty (30) days after its engagement or such other period agreed upon by the Buyer and the Seller. The resolution of the Neutral Auditor shall be set forth in a written statement delivered to each of the Buyer and the Seller and shall be final, binding, conclusive and non-appealable for all purposes hereunder. The Preliminary Statement, once modified and/or agreed to in accordance with Section 3.4(b) or this Section 3.4(c), shall become the “Final Statement.”
(d) All fees and expenses of the Neutral Auditor shall be borne equally by the Seller and the Buyer, and each of them shall promptly advance to the Neutral Auditor, upon its request, such Party’s share of such fees and expenses. Except as provided in the preceding sentence, all other costs and expenses incurred by the Parties in connection with resolving any dispute hereunder before the Neutral Auditor shall be borne by the Party incurring such cost and expense.
(e) If the Closing Date Net Working Capital as stated on the Final Statement exceeds $22,400,000, then the outstanding principal amount of the Note shall be increased by an amount equal to the excess of such Closing Date Net Working Capital over $22,400,000. If the Closing Date Net Working Capital as stated on the Final Statement is less than $21,800,000, then an amount equal to the excess of $21,800,000 over such Closing Date Net Working Capital shall be applied as an offset against, and shall be deemed to be a prepayment of, the outstanding principal amount of the Note. Any (i) increase of the outstanding principal amount of the Note or (ii) offset against, or deemed prepayment of, the outstanding principal amount of the Note, as applicable, pursuant to this Section 3.4 will be treated by the Parties as an adjustment to the Purchase Price. If the Closing Date Net Working Capital as stated on the Final Statement is greater than or equal to $21,800,000 and less than or equal to $22,400,000, then there shall be no adjustment to the Purchase Price.
Section 3.5 Allocation of Purchase Price. The allocation of the Purchase Price and other consideration paid in exchange for the Purchased Assets is set forth in Schedule 3.5 in accordance with Section 1060 of the Code (or any successor form or successor provision of any future Tax Law) (the “Allocation”). The Seller and the Buyer each agree to use such Allocation to prepare and file in a timely manner all Tax Returns including, if applicable, Form 8594, and to take no position in any Tax Return, Tax proceeding or Tax audit that is inconsistent with such Allocation, unless otherwise required under applicable Law or agreed in writing by the Seller or the Buyer as required by a Tax audit by a taxing authority having jurisdiction over such party. Each Party shall, and shall cause its respective Affiliates to, provide prompt notice to the other Party of any audit, inquiry or Action with respect to the Allocation. Notwithstanding the foregoing, the Parties hereby agree that in no event shall more than 1% of the Purchase Price be allocated to the Purchased Assets of the Maquiladora Entity.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE SELLER
Except as set forth in, and in all cases subject to, the Disclosure Schedules, the Seller represents and warrants to the Buyer as follows:
Section 4.1 Organization. Each of the Seller and the Parent is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. The Seller is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the ownership or lease of the Purchased Assets or the conduct of the Business requires such qualification or license, except where the failure to be so qualified or be so licensed would not have a Material Adverse Effect. The Seller has all requisite corporate or other organizational power and authority to carry on the Business as currently conducted or to own, lease or use, as the case may be, the Purchased Assets.
Section 4.2 Authorization of Transaction. Each of the Seller and the Parent has all requisite corporate power and authority to execute and deliver this Agreement, and each of the Seller and the Parent has all requisite corporate power and authority to execute, deliver and perform the Ancillary Documents to which it is a party. This Agreement constitutes, and each Ancillary Document when executed and delivered by the Seller and/or the Parent, as applicable, shall constitute, a valid and legally binding obligation of each of the Seller and/or the Parent (assuming that this Agreement and such Ancillary Documents constitute valid and legally binding obligations of the other parties thereto), enforceable in accordance with its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights, or by general equity principles, including principles of commercial reasonableness, good faith and fair dealing.
Section 4.3 Noncontravention; Consents.
(a) The execution and delivery by each of the Seller and the Parent of this Agreement, and by each of the Seller and the Parent of the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not: (i) violate any applicable Law; (ii) conflict with or result in a breach of any provision of the certificates of incorporation, bylaws or other organizational documents of the Seller or the Parent; (iii) create a breach, default, termination, cancellation or acceleration of any obligation of the Seller under any Material Contract or require the consent or approval of any party to any Material Contract; or (iv) result in the creation or imposition of any Lien, other than any Permitted Liens, upon the Purchased Assets, except for any of the foregoing in the case of clauses (i) and (iii) that would not have a Material Adverse Effect.
(b) No notices, Permits, consents, approvals, authorizations, qualifications or orders of any Governmental Entities are required in connection with the consummation by the Seller or the Parent of the transactions contemplated hereby or by the Ancillary Documents to which they are parties, other than such of the foregoing that, if not given or obtained, would not have a Material Adverse Effect or have a material adverse effect upon the ability of the Seller or the Parent to consummate the transactions contemplated by, and discharge their respective obligations under, this Agreement and the Ancillary Documents.
Section 4.4 Financial Statements.
(a) Set forth on Schedule 4.4 are copies of (i) the unaudited balance sheets for each of the Seller and the Maquiladora Entity as of the end of the fiscal year of each of 2008 and 2009, and the unaudited statements of operations for each of the Seller and the Maquiladora Entity for each of the fiscal years ended 2008 and 2009, including the notes thereto, and (b) an unaudited balance sheet of the Seller as of July 31, 2010, including the notes thereto, and an unaudited balance sheet of the Maquiladora Entity as of June 30, 2010, including the notes thereto (collectively, the “Recent Balance Sheets”), and the related unaudited statements of operations for each of the Seller and the Maquiladora Entity, including the notes thereto, for the seven (7) month period then ended, in the case of the Seller, and the six (6) month period then ended, in the case of the Maquiladora Entity (collectively, the foregoing, the “Financial Statements”). The Financial Statements (including the notes thereto) were prepared in accordance with GAAP, present fairly in all material respects the financial condition and the results of operations of the Business as of the dates and for the periods indicated therein and are derived from the books and records of the Seller and the Parent relating to the Business. The unaudited Financial Statements are subject to normal year-end adjustments (including Tax adjustments) and do not include footnotes and other presentation items.
(b) Neither of the Sellers has any material liabilities or obligations of any nature that would be Assumed Liabilities other than those (i) incurred in connection with the transactions contemplated by this Agreement; (ii) that are disclosed, reflected in, reserved against or otherwise described on the Recent Balance Sheets; or (iii) incurred in the ordinary course of business since the respective dates of the Recent Balance Sheets.
Section 4.5 Absence of Certain Changes. Between the respective dates of the Recent Balance Sheets and the date hereof, (a) there has not been any material change in the financial position, operations or results of operations of the Business, (b) the Sellers have conducted the operations of the Business in the ordinary course of business and (c) the Sellers have not, with respect to the Business:
(a) paid any obligation or liability (including trade or account payables) other than in the ordinary course of business or accelerated the collection of (or discounted) any accounts or notes receivable (whether billed or unbilled) or any deferred revenue;

(b) sold, leased, assigned or transferred any of its tangible assets (including those included in the Purchased Assets), except in the ordinary course of business, or canceled without fair consideration any debts or claims owing to or held by it;
(c) sold, assigned, licensed, sublicensed, transferred or encumbered any Intellectual Property or other intangible assets, disclosed any Confidential Information to any Person (other than the Buyer and the Buyer’s representatives) other than in the ordinary course of business consistent with how it was conducted prior to the date hereof, or abandoned or permitted to lapse any Purchased Intellectual Property;
(d) made or granted any bonus or any wage or salary increase to any employee or group of employees (except as required by pre-existing Contracts or, in the case of non-officer employees, consistent with past practice), or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;
(e) incurred any Indebtedness or incurred or become subject to any material liability, except liabilities incurred in the ordinary course of business;
(f) suffered any extraordinary Losses or waived any rights of material value, whether or not in the ordinary course of business;
(g) made any capital expenditures or commitments therefore that aggregate in excess of $50,000;
(h) made any change in any method of accounting or accounting policies, other than those required by GAAP, which have been disclosed in writing to the Buyer;
(i) engaged in any promotional sale, discount, price reduction or other activity that has had or would reasonably be expected to have the effect of accelerating to pre-Closing periods sales that otherwise would be expected to occur in post-Closing periods;
(j) entered into, amended or terminated any Material Contract or Permit; or
(k) entered into any other material transaction, whether or not in the ordinary course of business, or materially changed any business practice.
Section 4.6 Title to and Sufficiency of Assets. As of the Closing, the Seller has good title to, a valid leasehold interest in, or other legal rights to possess or use all of the tangible personal property contained in the Purchased Assets of the Seller, free and clear of all Liens, except for Permitted Liens. As of the Maquiladora Closing, the Maquiladora Entity will have good title to, a valid leasehold interest in, or other legal rights to possess or use all of the tangible personal property contained in the Purchased Assets of the Maquiladora Entity, free and clear of all Liens, except for Permitted Liens. The Purchased Assets are in good working condition and repair (subject to normal wear and tear consistent with the age of the assets and properties) and include all of the buildings, machinery, equipment, and other tangible assets necessary to conduct the Business in substantially the same manner as presently conducted by the Sellers. None of the Business is conducted through, and none of the Purchased Assets are owned or operated by, any Affiliate of the Sellers. At the Closing, the Buyer will acquire good title to the tangible personal property contained in the Purchased Assets of the Seller and a valid and enforceable leasehold interest in the leased personal property contained in the Purchased Assets of the Seller, in each case, except for Permitted Liens. At the Maquiladora Closing, the Buyer (or its designated Affiliate) will acquire good title to the tangible personal property contained in the Purchased Assets of the Maquiladora Entity and a valid and enforceable leasehold interest in the leased personal property contained in the Purchased Assets of the Maquiladora Entity, in each case, except for Permitted Liens.
Section 4.7 Contracts.
(a) Schedule 4.7 lists all Contracts contained in the Purchased Assets: (i) the performance of which is expected to involve payment or receipt by the Business of aggregate consideration in excess of $50,000 in the twelve (12) month period immediately following the date hereof, (ii) pursuant to which the Business is committed to make a capital expenditure or to purchase a capital asset in excess of $50,000 that is not contemplated by the capital expenditure budget for the Business, (iii) under which the Sellers have incurred any Indebtedness; (iv) that provide for the employment of any Person or management, consulting, support or any other similar services (including any Contracts with distributors, sales representatives or brokers); (v) that are licenses of Intellectual Property (other than licenses for off-the-shelf software of less than five thousand dollars ($5,000) in the aggregate); (vi) that grant to any Person a first-refusal, first-offer or similar preferential right to purchase or acquire any Purchased Asset; (vii) that involve a joint venture, affiliation or joint development arrangement; (viii) that involve the acquisition of any business enterprise whether via stock or asset purchase or otherwise; (ix) that are otherwise material to the Business and to which either Seller is a party; or (x) that contain a non-compete provision or similar covenant restricting the operation of the Business in any material respect (the Contracts listed in (i) through (x) above, the “Material Contracts”). Except as prohibited by Law, by the terms of such Material Contract or under any confidentiality agreement, the Seller has made available to the Buyer a correct and complete copy or summary of each Material Contract.
(b) Each Material Contract is a valid, binding and enforceable obligation of the Seller and, to the Seller’s Knowledge, of the other party or parties thereto, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights, or by general equity principles, including principles of commercial reasonableness, good faith and fair dealing and each Material Contract is in full force and effect. Neither the Seller nor, to the Seller’s Knowledge, any other party thereto is in material breach of or default under any term of any Material Contract or has repudiated any term of any Material Contract. The Seller has not received any notice of termination, cancellation or non-renewal that is currently in effect with respect to any Material Contract.
Section 4.8 Real Property.
(a) Neither of the Sellers owns any real property. Schedule 4.8 sets forth a complete list, as of the date hereof, of the address of each parcel of real property leased, subleased, licensed or otherwise occupied by either of the Sellers, including all buildings and other structures or improvements located thereon and all easements, licenses, rights, and appurtenances of the Sellers in connection therewith (the “Leased Facilities”). The Leased Facilities constitute all of the real property used or required by the Seller in connection with the operation of the Business as currently conducted. The Seller has: (i) a valid leasehold interest in all Leased Facilities, free and clear of all Liens except for the Permitted Liens; (ii) made available to the Buyer true and complete copies of each lease, sublease, license or occupancy agreement underlying the Leased Facilities, including all amendments, modifications, renewals and extensions thereto or assignments thereof (each a “Lease” and collectively, the “Leases”), as set forth on Schedule 4.8; (iii) complied in all material respects with the terms of all Leases to which it is a party; (iv) peaceful and undisturbed possession of the Leased Facilities in all material respects; (v) not assigned, subleased, licensed or granted any Person the right to use or occupy any of the Leased Facilities or any portion thereof; and (vi) not collaterally assigned or granted any other security interest in the Leases or any interest thereunder. Other than the rights of Buyer under this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to lease the Leased Facilities or any portion thereof. No option, extension or renewal has been exercised under any Leases except options, extensions or renewals whose exercise has been evidenced by a written document, a true and complete copy of which has been made available to Buyer with the corresponding Lease.
(b) All Leased Facilities are in reasonably good repair and operating condition (subject to normal wear and tear). To the Seller’s Knowledge, there are no material (i) defects in, (ii) mechanical failures of or (iii) damages to the Leased Facilities. The Seller has not received any notice of, and to the Seller’s Knowledge there are no, condemnation, expropriation, eminent domain or similar proceedings or other adverse claims or actions affecting or threatened against any of the Leased Facilities. All of the Leases are in full force and effect and are enforceable in accordance with their terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights, or by general equity principles, including principles of commercial reasonableness, good faith and fair dealing. The Seller has not received written notice of, and to the Seller’s Knowledge, no event or circumstance has occurred that with notice or lapse of time or both would constitute, a material default or breach under any of the Leases. To the Seller’s Knowledge, the Leases are binding on the lessors thereunder, and such lessors have complied in all material respects with the terms of their respective Leases. The execution, delivery, performance and consummation by the Seller of the transactions contemplated by this Agreement do not and will not violate the terms of any Lease in any material respect.
Section 4.9 Intellectual Property.
(a) Schedule 4.9 sets forth, with the application number, application date, registration/issue number, registration/issue date, title or mark, country or other jurisdiction and owner(s), as applicable, each item of registered Intellectual Property and application to register the same that is owned by the Seller. With respect to each such item that is listed on Schedule 4.9, the Seller has good title to such item, free and clear of any Liens other than Permitted Liens.

(b) To the Seller’s Knowledge, the operation of the Business as it is presently conducted by the Sellers does not, has not, and will not immediately after the Closing infringe, misappropriate, violate, or otherwise conflict with any Intellectual Property of any Person. There is no Action pending or, to the Seller’s Knowledge, threatened that asserts that the operation of the Business as conducted by the Sellers is, was, or will be infringing or otherwise in violation of any Intellectual Property of any other Person.
(c) To the Seller’s Knowledge: (i) no Person is infringing, misappropriating, or otherwise using or making available for use any of the Purchased Intellectual Property; (ii) none of the Purchased Intellectual Property is invalid or unenforceable; (iii) no Person has challenged in writing the validity or enforceability of any of the Purchased Intellectual Property; and (iv) there is no Action pending or threatened that challenges the rights of the Sellers in respect of, or the scope of, any of the Purchased Intellectual Property or is otherwise adverse to the use, registration, right to use, validity, enforceability or sole and exclusive ownership of any of the Purchased Intellectual Property.
(d) Seller has taken commercially reasonable efforts to protect the ownership interests of the Business in the Purchased Intellectual Property and the confidentiality of the Purchased Intellectual Property that is or was confidential in nature. No director, stockholder, employee, consultant, agent or other representative of the Seller owns or claims any personal rights in (nor has any of them made application for) any of the Purchased Intellectual Property.
Section 4.10 Tax Matters.
(a) Except as would not have a Material Adverse Effect, the Sellers and their Affiliates have filed all Tax Returns that they were required to file with respect to the Purchased Assets within the three (3) year period prior to the date of this Agreement. All material Taxes shown on such Tax Returns as owing and that are Excluded Liabilities have been or will be paid in a timely fashion.
(b) There are no Liens for Taxes upon the Purchased Assets, other than Permitted Liens.
(c) The transactions contemplated by this Agreement are not subject to withholding pursuant to the provisions of section 3406 or subchapter A of chapter 3 of the Code, or to Tax withholding provisions of any other applicable Law.
(d) The Sellers have not waived any statute of limitations with respect to Taxes, or agreed to any extension of time with respect to an assessment or deficiency of Taxes, in each case with respect to the Purchased Assets.
Section 4.11 Legal Compliance; Permits.
(a) Since January 1, 2010, (i) the conduct of the Business and the operation of the Purchased Assets by the Sellers have complied in all material respects with all applicable Laws and (ii) no Action has been filed or commenced or, to the Seller’s Knowledge, threatened, against the Sellers alleging any failure to so comply in any material respect.

(b) The Sellers hold all Permits necessary for the conduct of the Business and are in all material respects in compliance with all terms and conditions of any such Permits.
Section 4.12 Litigation. As of the date of this Agreement, there are no (and, during the three (3) years preceding the date hereof, there have not been any), Actions pending or, to the Seller’s Knowledge, threatened, (a) against the Sellers relating to the Business or the Purchased Assets or (b) that question the validity of this Agreement or any of the Ancillary Documents, or any action taken or to be taken by the Sellers or the Parent in connection with this Agreement or any of the Ancillary Documents. Neither of the Sellers is subject to or bound by any outstanding orders, judgments or decrees of any court or Governmental Entity with respect to the Business, the Purchased Assets or the Assumed Liabilities.
Section 4.13 Product Liability; Product Warranties. The Seller has made no express or implied warranties or guarantees to any third party with respect to the products marketed and/or sold or services rendered by it, other than warranties or guarantees set forth in the Purchased Contracts. Since January 1, 2010: (a) the products sold by the Business and the services provided by the Business have complied with applicable Laws, contractual commitments and all express and implied warranties in all material respects; and (b) there have not been any material defects or deficiencies in any such products or services, at the time sold or provided by the Business to its customers, that would result in material breach of warranty claims against the Business. There are no pending, nor to the Seller’s Knowledge, threatened, claims under or pursuant to any warranty, whether expressed or implied, on products or services sold on or prior to the Closing Date by the Business that are not disclosed in the Financial Statements and that are not reserved against in accordance with GAAP.
Section 4.14 Employees and Employee Benefits.
(a) Schedule 4.14(a) sets forth a list of (i) the names of all individuals who are employees of the Business as of the date hereof; (ii) the commencement date of employment of each such individual; (iii) the title, position or job classification of each such individual; (iv) the current annual salary of each such individual paid on a salaried basis and the effective date thereof; (v) the hourly wage of each such individual paid on an hourly basis; and (vi) the exempt or nonexempt status (where applicable) of each such individual.
(b) (i) Neither of the Sellers is a party to or bound by any union contract, collective bargaining agreement or other similar type of Contract in connection with the Business, (ii) neither of the Sellers has agreed to recognize any union or other collective bargaining unit in connection with the Business, and (iii) no union or collective bargaining unit has been certified as representing the employees of the Business. During the past three (3) years, the Sellers have not experienced any labor strike, dispute, slowdown or stoppage, material grievance, claim of unfair labor practice or any other material labor difficulty in respect of the Business and, with respect to the Business, the Sellers have not committed any material unfair labor practice.
(c) Schedule 4.14(c) lists all material Benefit Plans. All such Benefit Plans comply and have been administered in form and in operation, in all material respects in accordance with their terms and with all applicable requirements of Law (including ERISA and the Code). Each Benefit Plan that is intended to meet the requirements of a “qualified plan” under section 401(a) of the Code has received a determination from the Internal Revenue Service that such Benefit Plan is so qualified, and nothing has occurred since the date of such determination that could reasonably be expected to materially adversely affect the qualified status of any such Benefit Plan.
(d) Copies of the following materials have been delivered or made available to the Buyer: (i) all current plan documents for each Benefit Plan or, in the case of an unwritten Benefit Plan, a written description thereof; (ii) the most recent determination letters from the IRS with respect to any of the Benefit Plans; (iii) all current summary plan descriptions, summaries of material modifications, annual reports, and summary annual reports; (iv) all current trust agreements, insurance contracts, and other documents relating to the funding or payment of benefits under any Benefit Plan; and (v) any other documents, forms or other instruments relating to any Benefit Plan reasonably requested by the Buyer.
(e) Neither the Seller nor any ERISA Affiliate currently has, and at no time in the past has had, an obligation to contribute to a “defined benefit plan” as defined in Section 3(35) of ERISA, a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code, a “multiemployer plan” as defined in Section 3(37) of ERISA or Section 414(f) of the Code or a “multiple employer plan” within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code.
Section 4.15 Environmental.
(a) The Sellers have obtained all Permits required under any Environmental Law with respect to the operation of the Business, a list of which is set forth on Schedule 4.15, and each such Permit can be transferred to the Buyer without any change to any of its material terms and conditions.
(b) There are no continuing Releases of any Hazardous Material at any of the Leased Facilities that may give rise to any liability or obligation under any Environmental Law.
(c) There are no environmental conditions at any of the Leased Facilities that may give rise to any material obligation or requirement on the part of the lessee under any Lease.
Section 4.16 Customers and Suppliers.
(a) Schedule 4.16(a) sets forth a complete and accurate list of the ten (10) largest customers of the Business based on revenues derived from sales to those customers for fiscal year 2009 and the twelve (12) month period ended July 31, 2010. Neither of the Sellers has received any notice that any of those ten (10) customers, and to the Seller’s Knowledge, none of those ten (10) customers intends to terminate its existing agreement (if any) or materially reduce its business with the Sellers with respect to the Business or not to renew its agreement (if any) with the Sellers with respect to the Business upon its expiration.
(b) Schedule 4.16(b) sets forth a complete and accurate list of the ten (10) largest suppliers of the Business based on payments to those suppliers for fiscal year 2009 and the twelve (12) month period ended July 31, 2010. Neither of the Sellers has received any notice that any of those ten (10) suppliers, and to the Seller’s Knowledge, none of those ten (10) suppliers intends to terminate its existing agreement (if any) or materially reduce its business with the Sellers with respect to the Business or not to renew its agreement (if any) with the Sellers with respect to the Business upon its expiration.
Section 4.17 Brokers’ Fees. Neither the Seller, the Parent nor any of their respective Affiliates has engaged or has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Buyer would become liable.
Section 4.18 Insurance. Schedule 4.18 sets forth a list of insurance policies maintained by or on behalf of the Business, including amounts and scope of coverage. Each such policy is in full force and effect and all premiums are currently paid in accordance with the terms of such policy or accrued. Neither of the Sellers has received any notice that any policy will be cancelled or will not be renewed nor has either of the Sellers received any written notice that cancellation or non renewal is threatened nor any written notice that any material modification of the terms of policy of insurance will be or is threatened to be required as a condition of renewal.
Section 4.19 Accounts Receivable. All accounts and notes receivable reflected on the Recent Balance Sheets are valid receivables arising in the ordinary course of business and are current and collectible at the aggregate recorded amount therefor. No Person has any Liens (other than Permitted Liens) on such receivables or any part thereof, and no agreement for deduction, free goods, discount or other deferred price or quantity adjustment has been made with respect to any such receivables.
Section 4.20 Inventory. The net inventory of the Business reflected on the Recent Balance Sheets has been calculated in all material respects in accordance with the past accounting practices of the Business, including the inventory reserve policy of the Business set forth on Schedule 4.20, and consists of a quantity and quality usable and salable in the ordinary course of business consistent with past practice, is not defective or damaged and is fit for its intended use.
Section 4.21 LIMITATIONS ON REPRESENTATIONS AND WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE IV, THE SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN CONNECTION WITH OR WITH RESPECT TO ANY OF THE PURCHASED ASSETS, THE ASSUMED LIABILITIES, THE BUSINESS OR OTHERWISE, OR WITH RESPECT TO ANY INFORMATION PROVIDED TO THE BUYER, INCLUDING WITH RESPECT TO ANY REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR USE, TITLE, NON-INFRINGEMENT, OR ENVIRONMENTAL MATTERS. ALL OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY DISCLAIMED. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE IV, THE SELLERS ARE SELLING, ASSIGNING AND TRANSFERRING THE PURCHASED ASSETS TO THE BUYER ON AN “AS-IS, WHERE-IS” BASIS.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE BUYER
The Buyer represents and warrants to the Seller as follows:
Section 5.1 Organization. Each of the Buyer and the Buyer Parent is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Each of the Buyer and the Buyer Parent is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction where such qualification or license is required, except where the failure to be so qualified or be so licensed would not have a material adverse effect on the ability of the Buyer or the Buyer Parent to consummate the transactions contemplated by, and discharge their respective obligations under, this Agreement and the Ancillary Documents (a “Buyer Material Adverse Effect”). Each of the Buyer and the Buyer Parent has all requisite limited liability power and corporate power and authority, respectively, to carry on its business as currently conducted and as proposed to be conducted after the Closing.
Section 5.2 Authorization of Transaction. Each of the Buyer and the Buyer Parent has all requisite limited liability and corporate power and authority, respectively, to execute, deliver and perform this Agreement, and the Buyer has all limited liability power and authority to execute, delivery and perform each of the Ancillary Documents to which it is a party. This Agreement constitutes, and each of the Ancillary Documents when executed and delivered by the Buyer shall constitute, a valid and legally binding obligation of the Buyer and/or the Buyer Parent (assuming that this Agreement and such Ancillary Documents constitute valid and legally binding obligations of the other parties thereto), as applicable, enforceable in accordance with its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles, including principles of commercial reasonableness, good faith and fair dealing.
Section 5.3 Noncontravention; Consents.
(a) The execution and delivery by the Buyer and the Buyer Parent of this Agreement, the execution and delivery by the Buyer of the Ancillary Documents to which it is a party and the consummation by the Buyer and the Buyer Parent of the transactions contemplated hereby and thereby, do not: (i) violate any Law to which the Buyer or the Buyer Parent or any of their respective assets is subject; (ii) conflict with or result in a breach of any provision of the organizational documents of the Buyer or the Buyer Parent; or (iii) create a breach, default, termination, cancellation or acceleration of any obligation under any Contract to which the Buyer or the Buyer Parent is a party or by which the Buyer or the Buyer Parent or any of their respective assets or properties are bound or subject, except for any of the foregoing in the case of clauses (i) and (iii) that would not have a Buyer Material Adverse Effect.
(b) No notices, permits, consents, approvals, authorizations, qualifications or orders of Governmental Entities are required for the consummation by the Buyer or the Buyer Parent of the transactions contemplated hereby or by the Ancillary Documents to which the

Buyer is a party, other than such of the foregoing that, if not given or obtained, would not have a Buyer Material Adverse Effect.
Section 5.4 Litigation. As of the date of this Agreement, there are no Actions pending or, to the knowledge of the Buyer or the Buyer Parent, threatened, that question the validity of this Agreement or any of the Ancillary Documents, or any action taken or to be taken by the Buyer or the Buyer Parent in connection with this Agreement or any of the Ancillary Documents, other than such of the foregoing that would not have a Buyer Material Adverse Effect.
Section 5.5 Availability of Funds. Each of the Buyer and the Buyer Parent has access to immediately available funds in a quantity sufficient to pay the Purchase Price and to perform all of their respective obligations pursuant to, and to consummate the transactions contemplated by, this Agreement, the Note and each of the other Ancillary Documents to which the Buyer is a party.
Section 5.6 Investigation. The Buyer and the Buyer Parent have been given the opportunity to ask questions of, and receive answers from the Seller, and have made all inquiries and investigations that they deem necessary or appropriate, concerning the transactions contemplated by this Agreement and other related matters. The Seller has made available to the Buyer, the Buyer Parent or their respective agents all documents and information requested by or on behalf of the Buyer or the Buyer Parent relating to the transactions contemplated by this Agreement, and the Buyer and the Buyer Parent have made their own inquiry and investigation into and, based thereon, have formed an independent judgment concerning the Business.
Section 5.7 Brokers’ Fees. Neither the Buyer, the Buyer Parent nor any of their respective Affiliates has engaged or has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which any of the Seller or its Affiliates would become liable.
Section 5.8 LIMITATIONS ON THE SELLER’S REPRESENTATIONS AND WARRANTIES. EACH OF THE BUYER AND THE BUYER PARENT HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE IV, THE SELLER IS NOT MAKING, AND NEITHER THE BUYER NOR THE BUYER PARENT IS RELYING ON, ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN CONNECTION WITH OR WITH RESPECT TO ANY OF THE PURCHASED ASSETS, THE ASSUMED LIABILITIES, THE BUSINESS OR OTHERWISE, OR WITH RESPECT TO ANY INFORMATION PROVIDED TO THE BUYER OR THE BUYER PARENT, INCLUDING WITH RESPECT TO ANY REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR USE, TITLE, NON-INFRINGEMENT OR ENVIRONMENTAL MATTERS, AND THAT ALL OTHER REPRESENTATIONS AND WARRANTIES ARE DISCLAIMED BY THE SELLER. EACH OF THE BUYER AND THE BUYER PARENT FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE IV, THE BUYER IS PURCHASING THE PURCHASED ASSETS ON AN “AS-IS, WHERE-IS” BASIS.

ARTICLE VI
COVENANTS
Section 6.1 General. In the event that at any time any further action is reasonably necessary to carry out the purposes of this Agreement, each of the Parties shall take such further action (including the execution and delivery of such further instruments and documents) as the other Party may reasonably request, at the sole cost and expense of the requesting Party (unless otherwise specified herein).
Section 6.2 Consents; Nonassignable Contracts.
(a) The Seller and the Buyer each shall use commercially reasonable efforts after the Closing Date to obtain any consents, approvals or authorizations of any third parties that are not obtained prior to the Closing Date and that are required in connection with the transactions contemplated by this Agreement (including, with respect to the Leases, consents, estoppel certificates and such other documents reasonably required by, and in form and substance reasonably acceptable to, the Buyer); provided that neither Party shall be required to make any expenditure or incur any liability in connection with such efforts, unless reimbursed by the other Party for the full amount of any such expenditure or liability; provided further that notwithstanding the foregoing, the Seller shall be responsible for any costs incurred in obtaining the consents, estoppel certificates and other documents with respect to the Leases.
(b) Notwithstanding anything to the contrary contained in this Agreement, to the extent that any Material Contract is not capable of being transferred by either of the Sellers to the Buyer pursuant to this Agreement without the consent, approval or authorization of a third party (a “Specified Contract”), and such consent, approval or authorization is not obtained prior to the Closing, or if such transfer or attempted transfer would materially impair Buyer’s rights under or constitute a breach or a violation of such Specified Contract or any Law (each a “Specified Consent”), nothing in this Agreement shall constitute an assignment or transfer or an attempted assignment or transfer thereof.
(c) In the event that any such Specified Consent is not obtained on or prior to the Closing Date, for a reasonable period of time not to exceed one hundred eighty (180) days after the Closing Date, the Seller shall use commercially reasonable efforts to, or cause one of its Affiliates to use commercially reasonable efforts to: (i) provide to the Buyer the benefits of the applicable Specified Contract, at the Buyer’s expense; (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to the Buyer; and (iii) enforce at the request and expense of the Buyer and for the account of the Buyer, any rights of the Sellers arising from any such Specified Contract; provided that the Seller shall not be required to make any expenditure or incur any liability in connection with any such activities described in clauses (i) through (iii) above, unless reimbursed by the Buyer for the full amount of any such expenditure or liability.
(d) If the Buyer is provided benefits under any Specified Contract pursuant to Section 6.2(c), the Buyer shall perform and discharge when due the obligations and liabilities of the Sellers under such Specified Contract, for the benefit of the Sellers and the other party or parties thereto. The Seller shall, without further consideration therefor, pay and remit to the

Buyer promptly all monies, rights, and other consideration received in respect of the Buyer’s performance of any obligations under such Specified Contracts, and, at the Buyer’s request, shall direct that such payments be made directly to the Buyer. Without limiting the foregoing, the Seller shall not terminate any Specified Contract without the prior written consent of the Buyer.
(e) Once a Specified Consent is obtained, the applicable Specified Contract shall be deemed to be a Purchased Contract on the terms set forth in this Agreement with respect to the other Purchased Contracts.
(f) The Buyer agrees that, so long as the Seller has complied with its obligations under Section 6.2(a), the Seller shall have no liability whatsoever to the Buyer arising out of or relating to the failure to obtain any consents, approvals or authorizations that may have been or may be required in connection with the transactions contemplated by this Agreement or because of the breach, violation, acceleration or termination of any Contract as a result thereof.
(g) Without limiting the generality of the foregoing, with respect to any such Specified Contract that is a Lease of a Leased Facility, the Buyer shall enter into a sublease containing the same terms and conditions as such Lease, unless the Lease prohibits such subleasing arrangement, and entry into and compliance with such sublease shall satisfy the obligations of the Parties under this Section 6.2 until the Specified Consent is obtained and the Specified Contract assigned and/or transferred in accordance with Section 6.2(e).
Section 6.3 Apportioned Obligations. All Apportioned Obligations are to be prorated between the Buyer and the Seller as of the Closing Date. The Seller shall be responsible for all such Apportioned Obligations accruing during any period up to and including the Closing Date. The Seller agrees to indemnify the Buyer for the amount of such Apportioned Obligations that are determined by multiplying the Apportioned Obligation by a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period ending on and including the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period. The Buyer is responsible for all such Apportioned Obligations accruing during any period after the Closing Date. The Buyer agrees to indemnify the Seller for the amount of such Apportioned Obligations that are determined by multiplying the Apportioned Obligation by a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period after the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period. With respect to Taxes described in this Section 6.3, the Seller shall timely file all Tax Returns due before the Closing Date with respect to such Taxes and the Buyer shall prepare and timely file all Tax Returns due after the Closing Date with respect to such Taxes. If one party remits to the appropriate taxing authority payment for Taxes, which are subject to proration under this Section 6.3 and such payment includes the other party’s share of such Taxes, such other party shall promptly reimburse the remitting party for its share of such Taxes. For Apportioned Obligations measured by the amount or level of any item (including such Taxes as are measured by the amount of capital or the value of intangibles), the Seller agrees to indemnify the Buyer for the amount of such Apportioned Obligations that are determined by multiplying the Apportioned Obligation by a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period ending on and including the Closing Date and the denominator of which is the number of calendar days in the entire Straddle

Period. The Seller and the Buyer shall share the costs of any inquiry, examination or Action by a Governmental Entity with respect to any Apportioned Obligation in proportion to the fraction determined in this Section 6.3 with respect to the nature of the obligation in dispute.
Section 6.4 Agreements Regarding Employee Matters.
(a) Effective as of the Closing Date, the Buyer shall offer to employ each person who was an Active Employee of the Seller immediately prior to the Closing Date for the same or greater amount of base salary that such Active Employee received from the Business immediately prior to the Closing Date. Effective as of the Maquiladora Closing Date, the Buyer (or its designated Affiliate) shall offer to employ each person who was an Active Employee of the Maquiladora Entity immediately prior to the Maquiladora Closing Date for the same or greater amount of base salary that such Active Employee received from the Business immediately prior to the Maquiladora Closing Date. An “Active Employee” shall mean any employee of either of the Sellers who is working in the Business and (i) is actively at work on the Closing Date or the Maquiladora Closing Date, as applicable, or (ii) is not actively at work on the Closing Date or the Maquiladora Closing Date, as applicable, due to vacation, holiday, illness or injury (other than an employee receiving benefits under the Seller’s short- or long-term disability plans), jury duty, or death leave in accordance with applicable policies of the Sellers. Employees who accept the Buyer’s offer of employment and commence employment with the Buyer shall be referred to herein as “Transferred Employees.”
(b) The Buyer agrees that, during the period commencing at the Closing or the Maquiladora Closing Date, as applicable, and ending on December 31, 2010, the Transferred Employees shall be provided with compensation opportunities and employee benefits that, in the aggregate, are substantially comparable to those provided by the Seller and its Affiliates to such employees as of the date of this Agreement. Solely with respect to medical coverage, for the period beginning on the Closing Date and ending on September 30, 2010, the Seller shall cause the applicable Benefit Plan to provide medical continuation coverage for Transferred Employees of the Seller on a COBRA basis. Buyer shall be solely responsible for the entire cost of providing such continuation coverage. Upon receipt of an invoice from the Seller with respect to the cost of providing such continuation coverage, Buyer shall remit to Seller such amounts within five (5) Business Days.
(c) The Buyer will cause any benefit plans of the Buyer (the “Buyer Plans”) which Transferred Employees are eligible to participate in to take into account for purposes of eligibility, vesting and benefit accrual thereunder, prior service by such Transferred Employees with the Seller and its Affiliates as if such service were with the Buyer, to the same extent such service was credited under a comparable plan of the Seller and/or its Affiliates; provided that such prior service will not count towards any accruals under a defined benefits plan or result in the duplication of benefits. The Buyer will use commercially reasonable efforts to credit such Transferred Employees with any amounts paid under Benefit Plan of the Seller prior to the Closing or the Maquiladora Closing, as applicable, toward satisfaction of the applicable deductible amounts and co-payment obligations under the corresponding Buyer Plans for the plan year in which such Transferred Employees become eligible to participate in such Buyer Plans to the extent such Benefit Plans and Buyer Plans have the same plan year.

(d) The Buyer (i) agrees to provide any required notice under the WARN Act or any similar Law with respect to any “plant closing” or “mass layoff” (as defined in the WARN Act) or group termination or similar event affecting Transferred Employees occurring from and after the Closing or the Maquiladora Closing (not including as a result of the consummation of the transactions contemplated by this Agreement), as applicable, and (ii) shall bear and be responsible for any liability and related costs and expenses arising from or relating to any claim brought as a result of any action of the Buyer or its Affiliates that would cause any termination of employment of any employees by the Seller or its Affiliates that occurs prior to the Closing or the Maquiladora Closing, as applicable, (A) to constitute a “plant closing”, “mass layoff” or group termination or similar event under the WARN Act or any similar Law or (B) to create any liability or penalty to the Seller for any employment terminations under applicable Law.
(e) The Buyer and the Seller agree to comply with the Standard Procedure described in Section 4 of Revenue Procedure 2004-53, 2004-2 C.B. 320 (the “Standard Procedure”). With respect to Transferred Employees, the Seller shall, in accordance with Revenue Procedure 2004-53, assume all responsibility for preparing and filing Form W-2, Wage and Tax Statements; Form W-3, Transmittal of Income and Tax Statements; Form 941, Employer’s Quarterly Federal Tax Returns; Form W-4, Employee’s Withholding Allowance Certificates; and Form W-5, Earned Income Credit Advance Payment Certificates (collectively, the “Employee Withholding Documents”) with regard to wages paid through the day before the Closing Date. The Buyer shall assume all responsibility for preparing and filing the Employee Withholding Documents with regard to wages paid to Transferred Employees on and after the Closing Date. The Buyer and the Seller shall cooperate in good faith to the extent necessary to permit each of them to comply with the Standard Procedure.
(f) The Seller shall have sole responsibility for “continuation coverage” benefits for any employee of the Seller and all “qualified beneficiaries” of any such employee for whom a “qualifying event” occurs on or prior to the Closing (including all qualifying events that occur in connection with the consummation of the transactions contemplated by this Agreement). The terms “continuation coverage,” “qualified beneficiaries” and “qualifying event” shall have the meanings ascribed to them under Section 4980B of the Code and Sections 601-608 of ERISA. The Buyer shall have sole responsibility for “continuation coverage” benefits for any Transferred Employee and all “qualified beneficiaries” of any such Transferred Employee for whom a “qualifying event” occurs after the Closing.
(g) No provision of this Section 6.4 shall (i) create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of the Seller or any other Person other than the Parties and their respective successors and permitted assigns, (ii) constitute or create an employment agreement or (iii) constitute or be deemed to constitute an amendment to any Benefit Plan or any employee benefit plan sponsored or maintained by the Buyer or its Affiliates.
Section 6.5 Agreements Regarding Tax Matters.
(a) The Sellers and the Buyer shall provide each other with such assistance and non-privileged information relating to the Purchased Assets as may reasonably be requested in connection with the preparation of any Tax Return or the performance of any audit, examination or any other Action by any taxing authority relating to any Tax Return, whether conducted in a judicial or administrative forum. The Sellers and the Buyer shall retain and provide to the other Party all non-privileged records and other information which may be relevant to any such Tax Return, audit, examination or any other proceeding. The Seller shall deliver within five days of the Buyer’s request therefor any information required to be reported by the Buyer or the Seller pursuant to Section 6043A of the Code.
(b) The Sellers shall exercise control over the handling, disposition and settlement of any inquiry, examination or proceeding by a Governmental Entity that relates solely to Taxes for which the Sellers would be required to indemnify the Buyer (a “Tax Matter”). The Buyer shall notify the Seller in writing promptly upon learning of any Tax Matter. Neither Seller (nor any of its Affiliates) shall agree to settle any Tax Matter that may affect the liability for Taxes of the Buyer (or any of its Affiliates) for any taxable period that ends after the Closing Date without the Buyer’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.
(c) If the Buyer or an Affiliate of the Buyer receives a refund with respect to Taxes for which the Seller or any of its Affiliates is wholly or partially responsible under Section 6.3, the Buyer or such Affiliate shall pay to the Seller, within five (5) Business Days following the receipt of such refund, the amount of such refund attributable to the Seller. If the Seller or an Affiliate of the Seller receives a refund with respect to Taxes for which the Buyer is wholly or partially responsible under Section 6.3, the Seller or such Affiliate shall pay to the Buyer, within five (5) Business Days following the receipt of such refund, the amount of such refund attributable to the Buyer.
(d) Notwithstanding anything else contained herein, the Buyer and the Seller shall (i) pay one-half of all amounts that are required to be paid in respect of any transfer, sales, use, recording, value-added or similar Taxes (including any registration and/or stamp Taxes, levies and duties) that may be imposed by reason of the sale, assignment, transfer and delivery of the Purchased Assets (the “Transfer Taxes”); and (ii) timely file all Tax Returns, at the Parties’ shared expense, required to be filed in connection with the payment of such Taxes.
Section 6.6 Preservation of Records. The Parties shall preserve and keep all books and records that they own immediately after the Closing relating to the Business, the Purchased Assets or the Assumed Liabilities for a period of six (6) years following the Closing Date or for such longer period as may be required by applicable Law, unless disposed of in the ordinary course or pursuant to a document retention policy. During such retention period, duly authorized representatives of a Party shall, upon reasonable notice, have reasonable access during normal business hours to examine, inspect and copy such books and records held by the other Party, except as may be prohibited by Law, by the terms of any Contract or under any confidentiality agreement; provided that to the extent that disclosing any such information would reasonably be expected to constitute a waiver of attorney-client, work product or other privilege with respect thereto, the Parties shall take all commercially reasonable action to prevent a waiver of any such privilege, including entering into an appropriate joint defense agreement in connection with affording access to such information.

Section 6.7 Seller’s Obligation to Change its Name. Promptly following the Closing, but in any event no later than thirty (30) days following the Closing, the Seller shall take any action necessary (including amending its constituent documents) to change its name to a name that does not include or relate to and is not based on or likely to be confused with the name “Assembly Component Systems” or “ACS”.
Section 6.8 Non-Competition; Non-Solicitation.
(a) The Seller hereby acknowledges that the Seller is familiar with the Business’ trade secrets and with other Confidential Information. The Seller further acknowledges and agrees that the covenants and agreements set forth in this Section 6.8 are a material inducement to the Buyer to enter into this Agreement and to perform its obligations hereunder, and that the Buyer and its Affiliates would not obtain the benefit of the bargain set forth in this Agreement as specifically negotiated by the Parties if the Seller breached the provisions of this Section 6.8. Therefore, during the period from the Closing Date through the three (3) year anniversary of the Closing Date (the “Restricted Period”), the Seller shall not, and shall cause its Affiliates not to, (i) engage, directly or indirectly (whether as shareholder, partner, joint venturer, financing source or consultant in any capacity whatsoever), anywhere in the world, in any business that competes directly with the Business (a “Restricted Business”).
(b) Notwithstanding anything in Section 6.8(a) to the contrary, (i) no Affiliate of the Seller will be prohibited from engaging in any business currently conducted by such Affiliate or any natural extensions thereof, including (for the avoidance of doubt) the continued sale and/or distribution by such Affiliate of any products or product lines currently sold or distributed by such Affiliate or any natural extensions thereof; (ii) the acquisition (by asset purchase, stock purchase, merger, consolidation or otherwise) by the Seller or any of its Affiliates of the stock, business or assets of any Person that at the time of such acquisition is engaged in a Restricted Business, and the continuation of such Restricted Business following such acquisition, will not be prohibited hereunder if such activities do not constitute the principal activities of the Person or business acquired (based on the sales of such business during the preceding four (4) full calendar quarters); provided that if the Restricted Business constitutes in excess of the lesser of (A) forty percent (40%) of the revenues of the Person or business acquired or (B) revenues in excess of twenty five million dollars ($25,000,000) of the Person or business acquired (in each case based on the preceding four (4) full calendar quarters), the Seller will use its commercially reasonable efforts to divest that portion of such Person or business that engages in the Restricted Business within twelve (12) months after its acquisition of such Person or business; and (iii) the acquisition of the stock, business or assets of the Seller and/or any of its Affiliates (by asset purchase, stock purchase, merger, consolidation or otherwise) by any Person who is not a current Affiliate of the Seller will not be prohibited hereunder. Nothing in this Section 6.8 will restrict or prevent the Seller or any of its Affiliates from maintaining or undertaking passive investments in any Person primarily engaged in a Restricted Business so long as the aggregate interest represented by such investments does not exceed ten percent (10%) of any class of the outstanding debt or equity securities of any such Person.
(c) During the period from the Closing Date through the two (2) year anniversary of the Closing Date, the Seller shall not, and shall cause its Affiliates not to, recruit or hire any employee of the Business or any employee, agent or consultant of the Buyer or any of its Affiliates, or encourage any such employee, agent or consultant to terminate his or her relationship with the Buyer or any of its Affiliates; provided that the foregoing restriction shall not (i) prevent the Seller, the Parent or any of its other Affiliates from offering employment to any Transferred Employee who responds to a general solicitation or advertisement that is not specifically directed at him or her (and nothing shall prohibit such general solicitation or advertisement not specifically directed at Transferred Employees) and (ii) prevent the Seller, the Parent or any of its other Affiliates from hiring any Transferred Employee that has been terminated by the Buyer and/or any of its Affiliates, successors or assigns prior to the date of such hiring.
(d) If the Seller breaches, or threatens to commit a breach of, any of the provisions of this Section 6.8 (the “Restrictive Covenants”), the Buyer shall have the right to seek to have the Restrictive Covenants specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any such breach or threatened breach may cause irreparable injury to the Buyer and its Affiliates and that money damages may not provide an adequate remedy to the Buyer and its Affiliates. Nothing in this Section 6.8 shall be construed to limit the right of the Buyer to collect money damages in the event of a breach of the Restrictive Covenants. In addition to the remedies the Buyer may seek and obtain pursuant to this Section 6.8, the Restricted Period shall be extended by and all periods during which the Seller shall be found by a court of competent jurisdiction to have been in violation of the Restrictive Covenants.
(e) If any Governmental Entity determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall, to the extent enforceable under applicable Law, not thereby be affected and shall be given full effect, without regard to the portions which have been declared invalid or unenforceable. If any Governmental Entity determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, it is the intention of the Parties that such Governmental Entity shall have the power to modify any such provision, to the extent necessary to render the provision enforceable, and such provision as so modified shall be enforced.
ARTICLE VII
CLOSING DELIVERIES AND CONDITIONS
Section 7.1 Closing Deliveries of the Seller. Simultaneous with the execution of this Agreement, the Seller will deliver to the Buyer:
(a) a duly executed counterpart of a transition services agreement in substantially the form attached hereto as Exhibit B (the “Transition Services Agreement”);
(b) a duly executed counterpart of a bill of sale and assignment and assumption agreement in substantially the form attached hereto as Exhibit C (the “U.S. Bill of Sale and Assignment and Assumption Agreement”);
(c) a duly executed counterpart of an assignment and assumption of leases in substantially the form attached hereto as Exhibit D (the “Assignment and Assumption of Leases”);

(d) a duly executed non-foreign person affidavit that complies with the requirements of Section 1445 of the Code, in form and substance reasonably satisfactory to the Buyer; and
(e) all instruments and documents (including payoff letters) necessary to release any and all Liens (other than Permitted Liens) on the Purchased Assets, including appropriate UCC financing statement amendments (termination statements).
Section 7.2 Closing Deliveries of the Buyer. Simultaneous with the execution of this Agreement, the Buyer will deliver to the Seller:
(a) the Closing Payment in cash by wire transfer of immediately available funds to the account or accounts designated by the Seller;
(b) a duly executed counterpart of the Note;
(c) a duly executed counterpart of the Transition Services Agreement;
(d) a duly executed counterpart of the U.S. Bill of Sale and Assignment and Assumption Agreement; and
(e) a duly executed counterpart of the Assignment and Assumption of Leases.
Section 7.3 Conditions to the Maquiladora Closing. The respective obligation of each Party to consummate the Maquiladora Closing is subject to the fulfillment or written waiver by the Parties (to the extent permitted by applicable Law) of each of the following conditions:
(a) no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity and shall continue to be in effect that prohibits or makes illegal consummation of the Maquiladora Closing;
(b) the Parties shall have obtained all consents, approvals, authorizations and Permits of Governmental Entities and other third parties that are required in connection with the consummation of the Maquiladora Closing, other than those the failure of which to obtain would not have a material adverse effect on the Maquiladora Entity, the Buyer (or its designated Affiliate) or the Business following the Maquiladora Closing;
(c) each of the Maquiladora Entity and the Buyer (or its designated Affiliate) shall have duly executed a purchase and sale agreement in respect of the Purchased Assets of the Maquiladora Entity in form and substance reasonably acceptable to the Parties, and the Maquiladora Entity shall have delivered one or more invoices to the Buyer (or its designated Affiliate) with respect to the Purchased Assets of the Maquiladora Entity that will meet all necessary requirements set forth in Mexico’s applicable Tax laws; provided that such purchase and sale agreement shall be subject to the terms and conditions of this Agreement and nothing therein shall change, amend, extend or alter (nor shall it be deemed or construed as changing, amending, extending or altering) the terms or conditions of this Agreement;

(d) the Maquiladora Entity shall have delivered to the Buyer (or its designated Affiliate), at the election of the Maquiladora Entity, (i) a copy of documents reasonably evidencing the termination of the Transferred Employees of the Maquiladora Entity in accordance with the applicable provisions of the Federal Labor Law of Mexico or (ii) a copy of the notice given to all Transferred Employees prior to the Maquiladora Closing, informing them that as of the Maquiladora Closing, the Buyer (or its designated Affiliate) will be their new substitute employer;
(e) subject to applicable Laws, the Maquiladora Entity shall have delivered to the Buyer (or its designated Affiliate) copies of all personnel files and labor and social security records of the Transferred Employees pertaining to the Maquiladora Entity;
(f) all legal requirements necessary for the transfer of any Purchased Assets of the Maquiladora Entity subject to IMMEX programs under IMMEX rules, and without generating definitive importations thereof, shall have been duly complied with in all material respects, such that transfer thereof to the Buyer (or its designated Affiliate) is ready to be carried out at the Maquiladora Closing;
(g) the Parties shall have received the applicable consents for the assignment of the Leases pertaining to the Purchased Assets of the Maquiladora Entity and the parties to such Leases shall have executed corresponding assignment agreements in form and substance reasonably acceptable to the Maquiladora Entity and the Buyer; and
(h) each of the Maquiladora Entity and the Buyer shall have delivered to the other such instruments of sale, conveyance, transfer and/or assumption as may be reasonably requested by either Party in form and substance reasonably satisfactory to each Party, in order to convey the Purchased Assets of the Maquiladora Entity to the Buyer (or its designated Affiliate) and to cause the Buyer (or its designated Affiliate) to assume the Assumed Liabilities of the Maquiladora Entity in compliance with the Laws of the relevant jurisdiction.
ARTICLE VIII
REMEDIES
Section 8.1 Survival. The representations and warranties of the Parties contained in this Agreement and in the Ancillary Documents shall survive until the eighteen (18) month anniversary of the Closing Date, except for (a) the representations and warranties in Section 4.2 (Authorization of Transaction), Section 4.6 (Title to and Sufficiency of Assets), Section 4.17 (Brokers’ Fees), Section 5.2 (Authorization of Transaction) and Section 5.7 (Brokers’ Fees) (collectively, the “Fundamental Representations”), which shall survive indefinitely, (b) the representations and warranties in Section 4.10 (Tax Matters), which shall survive until sixty days after the expiration of the applicable statute of limitations and (c) the representations and warranties in Section 4.9 (Intellectual Property), Section 4.14 (Employees and Employee Benefits) and Section 4.15 (Environmental), which shall survive for a period of five (5) years after the Closing Date. The covenants or agreements of the Parties contained in this Agreement and the Ancillary Documents shall survive the Closing indefinitely, except that those covenants and agreements that by their express terms are to be performed or complied with for a shorter period of time shall survive only until the expiration of such shorter time period.

Notwithstanding anything to the contrary, no Claim may be made with respect to any representations or warranties under this Agreement or any Ancillary Document after the expiration of the applicable survival period set forth in this Section 8.1, and no Party shall be liable for any Claim for indemnification under this ARTICLE VIII unless written notice of a Claim for indemnification is delivered by the Party seeking indemnification (the “Indemnified Party”) to the Party from whom indemnification is sought (the “Indemnifying Party”) prior to the expiration of the applicable survival period set forth in this Section 8.1.
Section 8.2 Indemnification by the Seller.
(a) Subject to the terms and conditions of this ARTICLE VIII, from and after the Closing, the Seller agrees to indemnify and hold harmless the Buyer, its directors, officers, representatives, employees, Affiliates and Subsidiaries (each, a “Buyer Indemnified Party”) from, against and in respect of any and all Losses incurred by any Buyer Indemnified Party resulting from, or that exist or arise due to, any of the following (collectively, “Buyer Claims”):
(i) prior to its expiration in accordance with Section 8.1, the breach of any representation or warranty made by the Seller in this Agreement or in any Ancillary Document (provided, that for purposes of determining whether there has been a breach and the amount of Losses that are the subject matter of a claim for indemnification or reimbursement hereunder, each such representation or warranty shall be read without regard and without giving effect to the term “material” or “Material Adverse Effect” or similar phrases contained in such representation or warranty);
(ii) prior to its expiration in accordance with Section 8.1, the breach by the Seller or the Parent of any covenant or agreement under this Agreement or any Ancillary Document (subject to any express limitations therein); and
(iii) the Excluded Liabilities.
(b) Notwithstanding anything contained herein to the contrary, the obligations of the Seller pursuant to Section 8.2(a)(i) shall: (i) not apply to any Buyer Claims until, and then only to the extent that, the Losses incurred by all Buyer Indemnified Parties exceeds $300,000; (ii) be limited to, and shall not exceed, the aggregate amount of $3,750,000; and/or (iii) not apply to any individual Buyer Claim or series of related Buyer Claims with respect to which the Losses incurred by the Buyer Indemnified Party are less than $25,000; provided that the limitations set forth in this Section 8.2(b) shall not apply (i) to breaches of the Fundamental Representations or (ii) in the case of fraud by the Seller.
Section 8.3 Indemnification by the Buyer.
(a) Subject to the terms and conditions of this ARTICLE VIII, from and after the Closing, the Buyer agrees to indemnify and hold harmless the Seller and its respective directors, officers, representatives, employees, Affiliates and Subsidiaries (collectively, the “Seller Indemnified Parties”) from, against and in respect of any and all Losses incurred by any Seller Indemnified Party resulting from, or that exist or arise due to, any of the following (collectively, “Seller Claims,” and together with Buyer Claims, “Claims”):

(i) prior to its expiration in accordance with Section 8.1, the breach of any representation or warranty made by the Buyer in this Agreement or in any Ancillary Document (provided, that for purposes of determining whether there has been a breach and the amount of Losses that are the subject matter of a claim for indemnification or reimbursement hereunder, each such representation or warranty shall be read without regard and without giving effect to the term “material” or “Buyer Material Adverse Effect” or similar phrases contained in such representation or warranty);
(ii) prior to its expiration in accordance with Section 8.1, the breach by the Buyer or the Buyer Parent of any covenant or agreement under this Agreement or any Ancillary Document;
(iii) the Assumed Liabilities; and
(iv) the conduct and operation of the Business or the use or ownership of the Purchased Assets from and after the Closing (subject to Section 2.4(b)).
(b) Notwithstanding anything contained herein to the contrary, the obligations of the Buyer pursuant to Section 8.3(a)(i) shall: (i) not apply to any Seller Claims until, and then only to the extent that, the Losses incurred by all Seller Indemnified Parties exceeds $300,000; (ii) be limited to, and shall not exceed, the aggregate amount of $3,750,000; and/or (iii) not apply to any individual Seller Claim or series of related Seller Claims with respect to which the Losses incurred by the Seller Indemnified Party (excluding any attorneys’ fees relating to such Losses) are less than $25,000; provided that the limitations set forth in this Section 8.3(b) shall not apply (i) to breaches of the Fundamental Representations or (ii) in the case of fraud by the Buyer.
Section 8.4 Exclusive Remedy. From and after the Closing, the right of indemnification provided in this ARTICLE VIII shall be the sole and exclusive remedy of the Parties (and all Indemnified Parties) for all disputes arising out of or relating to this Agreement, except in the case of fraud or intentional misrepresentation, and shall supersede and replace all other rights and remedies that either Party may have under any Law. Nothing in this Section 8.4 shall be construed to limit or prohibit any Party from pursuing injunctive or other equitable relief to require another Party to perform its obligations under Section 6.8 or Section 9.15.
Section 8.5 Procedures for Indemnification of Third Party Claims.
(a) If any third party notifies an Indemnified Party with respect to any matter that may give rise to a Claim for indemnification (a “Third Party Claim”) against the Indemnifying Party under this ARTICLE VIII, then the Indemnified Party shall notify the Indemnifying Party promptly thereof in writing (a “Claim Notice”) and in any event within fifteen (15) days after receiving notice from a third party; provided that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder except to the extent the Indemnifying Party is actually prejudiced thereby. All Claim Notices shall describe with reasonable specificity the Third Party Claim and the basis of the Indemnified Party’s Claim for indemnification. Upon the Indemnified Party’s delivery of a Claim Notice, the Indemnifying Party shall be entitled to participate therein and, to the extent desired, to assume the defense thereof with counsel of its choice by providing the

Indemnified Party with written notice within thirty (30) days of receipt of a Claim Notice; provided that the Indemnifying Party may not assume such defense unless (i) it has sufficient financial resources, in the reasonable judgment of the Indemnified Party, to satisfy the amount of any adverse monetary judgment that is reasonably likely to result; and (ii) the Third Party Claim solely seeks (and continues to solely seek) monetary damages. If the Indemnifying Party provides the Indemnified Party with notice of its determination to assume the defense of such Third Party Claim, the Indemnifying Party shall control such Third Party Claim and shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense of the Third Party Claim, other than reasonable costs of investigation, unless the Indemnifying Party does not actually assume the defense thereof following notice of such election. Unless and until the Indemnifying Party notifies the Indemnified Party that it is assuming the defense of such Third Party Claim, the Indemnified Party shall have the right to undertake the defense of such Third Party Claim, by counsel or other representatives of its own choosing (subject to the limitations on the Indemnifying Party’s obligations to indemnify as set forth in this ARTICLE VIII). The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Third Party Claim which the other is defending as provided in this Agreement.
(b) The Indemnified Party shall not consent to the entry of any judgment or enter into any settlement of any Third Party Claim without the prior written consent of the Indemnifying Party. The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement of any Third Party Claim that might give rise to liability of the other Party under this ARTICLE VIII without such Party’s consent, which consent shall not be unreasonably withheld, conditioned or delayed.
(c) Upon the mutual written agreement of the Parties or the entry of a final and non-appealable order of a court of competent jurisdiction with respect to the amount of indemnifiable Losses for any Buyer Claim pursuant to this ARTICLE VIII, the Buyer shall have the right and option (but not the obligation) to offset the amount of such Losses against the then outstanding principal amount of the Note, which shall be deemed to be a prepayment of the then outstanding principal amount of the Note by the Buyer.
Section 8.6 Certain Limitations.
(a) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, EXCEPT (i) IN THE CASE OF FRAUD OR INTENTIONAL MISREPRESENTATION, (ii) TO THE EXTENT AWARDED BY A COURT OF COMPETENT JURISDICTION OR ARBITRATOR WITH RESPECT TO A THIRD PARTY CLAIM INDEMNIFIABLE HEREUNDER OR (iii) TO THE EXTENT PAID BY A BUYER INDEMNIFIED PARTY TO A THIRD PARTY WITH RESPECT TO A THIRD PARTY CLAIM INDEMNIFIABLE HEREUNDER, AN INDEMNIFYING PARTY SHALL NOT BE LIABLE UNDER THIS ARTICLE VIII IN RESPECT OF ANY CLAIM FOR DIMINUTION OF VALUE OR INCIDENTAL, EXEMPLARY, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING CONSEQUENTIAL DAMAGES RESULTING FROM BUSINESS INTERRUPTION, LOST TAX OR INCOME TAX BENEFITS, INCREASED INSURANCE PREMIUMS OR LOST PROFITS.

(b) The obligations of the Indemnifying Party to provide indemnification under this ARTICLE VIII shall be terminated, modified or abated as appropriate to the extent that the underlying Claim would not have arisen but for a voluntary act that is carried out by or at the express written request of the Indemnified Party.
(c) The amount of any indemnification payable under this ARTICLE VIII shall be reduced by an amount equal to the proceeds available to the Indemnified Party under any insurance policy or from any third-party in respect of such Claim. An Indemnified Party shall use commercially reasonable efforts to pursue any insurance recovery or third-party recovery available to it with respect to any Claim for which such Indemnified Party seeks indemnification pursuant to this ARTICLE VIII.
Section 8.7 Treatment of Indemnity Payments. All indemnification payments made pursuant to this Agreement, or amounts deemed to be prepayments of outstanding principal amount of the Note pursuant to Section 8.5(c), shall be treated by the Parties as adjustments to the Purchase Price.
Section 8.8 Mitigation. The Indemnified Parties shall take, and shall cause their respective Affiliates to take, commercially reasonable steps to mitigate or otherwise minimize any Losses that form the basis of a Claim hereunder.
ARTICLE IX
MISCELLANEOUS
Section 9.1 Notices. Any notice, request, instruction or other document to be given hereunder shall be sent in writing and delivered personally, sent by reputable, overnight courier service (charges prepaid), sent by registered or certified mail, postage prepaid, or by facsimile, according to the instructions set forth below. Such notices shall be deemed given: at the time delivered by hand, if personally delivered; one Business Day after being sent, if sent by reputable, overnight courier service; at the time received, if sent by registered or certified mail; and at the time when confirmation of successful transmission is received by the sending facsimile machine, if sent by facsimile.
If to the Seller:
Lawson Products, Inc.
1666 E. Touhy Avenue
Des Plaines, IL 60018
Attention: Neil E. Jenkins
Facsimile No.: (847) 795-9030

With a copy (which shall not constitute notice) to:
Jenner & Block LLP
353 North Clark Street
Chicago, IL 60654
Attention: Michael T. Wolf
Facsimile No.: (312) 840-7530
If to the Buyer:
Supply Technologies LLC
6065 Parkland Boulevard
Cleveland, Ohio 44124
Attention: Robert D. Vilsack
Facsimile No.: (440) 947-2209
With a copy (which shall not constitute notice) to:
Jones Day
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114
Attention: James P. Dougherty
Facsimile No.: (216) 579-0212
or to such other address or to the attention of such other Party that the recipient Party has specified by prior written notice to the sending Party in accordance with the preceding.
Section 9.2 Expenses; No Offset. Except as expressly provided in this Agreement, each of the Parties shall bear its own costs and expenses (including legal, accounting and investment banking fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, whether or not such transactions are consummated. Except as set forth in Section 3.4(e) or Section 8.5(c), neither Party may make any offset against amounts due to the other Party or any of the other Party’s Affiliates pursuant to this Agreement, the Ancillary Documents or otherwise.
Section 9.3 Disclosure Schedules. The representations and warranties of the Seller set forth in this Agreement are made and given subject to the disclosures contained in the Disclosure Schedules. Inclusion of information in the Disclosure Schedules shall not be construed as an admission that such information is material to the business, operations or condition (financial or otherwise) of the Business or the Purchased Assets, taken in part or as a whole, or as an admission of liability or obligation of the Seller to any third party. The specific disclosures set forth in the Disclosure Schedules have been organized to correspond to Section references in this Agreement to which the disclosure may be most likely to relate; provided, however, that any disclosure in the Disclosure Schedules shall apply to another Section of this Agreement only to the extent that the applicability of such disclosure to such Section is reasonably apparent on the face of such disclosure. In the event that there is any inconsistency between this Agreement, as the case may be, and matters disclosed in the Disclosure Schedules, information contained in the Disclosure Schedules shall prevail and shall be deemed to be the relevant disclosure.
Section 9.4 Bulk Sales or Transfer Laws. Buyer hereby waives compliance with any applicable bulk sales law that may be applicable to the transactions contemplated by this Agreement.
Section 9.5 Assignment; Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations provided by this Agreement may be assigned by either Party (whether by operation of Law or otherwise) without the prior written consent of the other Party; provided, however, that the Buyer may assign its rights under this Agreement (a) to a Subsidiary of the Buyer, (b) in connection with a disposition, merger or consolidation of the Buyer or all or any portion of the Business or (c) to any of its lender(s) as collateral security, but such assignment shall not relieve the Buyer of its obligations or liabilities under this Agreement. Subject to the preceding sentence and except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.
Section 9.6 Amendment; Waiver. This Agreement may be amended only by a written instrument executed and delivered by the Seller and the Buyer. No agreement extending or waiving any provision of this Agreement shall be valid or binding unless it is in writing and is executed and delivered by or on behalf of the Party against which it is sought to be enforced.
Section 9.7 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Law, but if any provision of this Agreement is held to be prohibited by or invalid under Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
Section 9.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all such counterparts taken together shall constitute one and the same Agreement. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.
Section 9.9 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.
Section 9.10 No Third-Party Beneficiaries. This Agreement does not confer any rights or remedies upon any Person or entity, other than the Parties hereto and their respective successors and permitted assigns and the Buyer Indemnified Parties and the Seller Indemnified Parties under ARTICLE VIII.
Section 9.11 Exhibits and Schedules. The Exhibits and Schedules to this Agreement are made a part of this Agreement as if set forth fully herein.

Section 9.12 Governing Law. THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY LAW OR RULE THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED, GOVERN ALL MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT.
Section 9.13 Forum Selection; Consent to Service of Process; Waiver of Jury Trial. Each Party hereby irrevocably (a) submits to the exclusive jurisdiction of any state court sitting in the County of New York, New York or any federal court sitting in the Southern District of New York in any Action arising out of or relating to this Agreement, (b) agrees that all claims in respect of such Action may be heard and determined only in any such court, (c) hereby waives any claim of inconvenient forum or other challenge to venue in such court, and (d) agrees not to bring any Action arising out of or relating to this Agreement in any other court. The Seller agrees to cause the Seller Indemnified Parties, and the Buyer agrees to cause the Buyer Indemnified Parties, to comply with the foregoing as though such Indemnified Party was a Party to this Agreement. Each of the Parties further irrevocably consent to the service of process out of any of the courts listed in this Section 9.13 by the mailing of copies by registered or certified mail, postage prepaid, to each Party at its address set forth in Section 9.1, such service to become effective thirty (30) days after such mailing. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, AND SHALL CAUSE ITS INDEMNIFIED PARTIES TO IRREVOCABLY WAIVE, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ANCILLARY DOCUMENTS AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.
Section 9.14 Entire Agreement. This Agreement and the Ancillary Documents collectively constitute the entire agreement among the Parties and supersede any prior and contemporaneous understandings, agreements or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof.
Section 9.15 Confidentiality; Public Announcement.
(a) From and after the Closing, (i) each Party shall insure that all confidential information of the other Party which the recipient Party or any of its respective officers, directors, employees, counsel, agents, or accountants and, in the case of the Buyer, its lenders, investors, or prospective lenders or investors, may now possess or may hereafter create or obtain shall not be published, disclosed, or made accessible by any of them to any other Person at any time or used by any of them in each case without the prior written consent of the other Party; (ii) the Sellers shall not disclose any Confidential Information relating to the Purchased Assets to any Person; and (iii) the Buyer shall not disclose any Confidential Information relating to the Excluded Assets to any Person; provided, however, that the restrictions of this Section 9.15(a) shall not apply: (i) as may otherwise be required by Law; (ii) as may be necessary or appropriate in connection with the enforcement of this Agreement; (iii) to the extent such information shall have otherwise become publicly available; or (iv) to such information that is approved for release by prior specific written authorization of the other Party, but only to the extent of such authorization.

(b) Notwithstanding the foregoing, no public announcement or other public disclosure concerning this Agreement or the transactions contemplated by this Agreement shall be made by either Party without the consent of the other Party, which consent shall not be unreasonably withheld (unless disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange or self-regulatory organization on which a Party lists securities); provided, however, each Party may provide information concerning the transactions contemplated by this Agreement to such Party’s professional advisors who are involved in assisting with the transactions contemplated by this Agreement.
Section 9.16 Parent Guaranty. The Parent irrevocably guarantees each and every representation, warranty, covenant, agreement and obligation of the Seller and the full and timely performance of its obligations under this Agreement. This is a guarantee of payment and performance, and not merely of collection, and the Parent acknowledges and agrees that this guarantee is full and unconditional, and no release or extinguishments of the Seller’s obligations or liabilities (other than in accordance with the terms of this Agreement), whether by decree in any bankruptcy proceeding or otherwise, shall affect the continuing validity and enforceability of this guarantee. The Parent hereby waives, for the benefit of the Buyer, (a) any right to require the Buyer, as a condition of payment or performance by the Parent, to proceed against the Seller or pursue any other remedies whatsoever and (b) to the fullest extent permitted by Law, any defenses or benefits that may be derived from or afforded by Law that limit the liability of or exonerate guarantors or sureties. The Parent understands that the Buyer is relying on this guarantee in entering into this Agreement.
Section 9.17 Buyer Parent Guaranty. The Buyer Parent irrevocably guarantees the full and timely performance of the Buyer’s obligations under the Note. This is a guarantee of payment and performance, and not merely of collection, and the Buyer Parent acknowledges and agrees that this guarantee is full and unconditional, and no release or extinguishments of the Buyer’s obligations or liabilities (other than in accordance with the terms of the Note), whether by decree in any bankruptcy proceeding or otherwise, shall affect the continuing validity and enforceability of this guarantee. The Buyer Parent hereby waives, for the benefit of the Seller, (a) any right to require the Seller, as a condition of payment or performance by the Buyer Parent, to proceed against the Buyer or pursue any other remedies whatsoever and (b) to the fullest extent permitted by Law, any defenses or benefits that may be derived from or afforded by Law that limit the liability of or exonerate guarantors or sureties. The Buyer Parent understands that the Seller is relying on this guarantee in entering into this Agreement.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement on the date first written above.

ASSEMBLY COMPONENT SYSTEMS, INC.
By:	/s/ Thomas J. Neri
	Name:	Thomas J. Neri
	Title:	Chief Executive Officer

For purposes of Section 9.16 only: LAWSON PRODUCTS, INC.
By:	/s/ Thomas J. Neri
	Name:	Thomas J. Neri
	Title:	President and Chief Executive Officer

SUPPLY TECHNOLOGIES LLC
By:	/s/ Matthew V. Crawford
	Name:	Matthew V. Crawford
	Title:	President

For purposes of Section 9.17 only: PARK-OHIO INDUSTRIES, INC.
By:	/s/ Matthew V. Crawford
	Name:	Matthew V. Crawford
	Title:	President
[Signature Page to Asset Purchase Agreement]

SCHEDULE A
Specified Liabilities
ACCOUNTS PAYABLE

ACCRUED EXPENSES AND P/R WITHOLDINGS CONSISTING OF:
FICA TAX PAYABLE
WITHOLDING TAXES PAYABLE
STATE W/H TAXES PAYABLE
COUNTY WITHHELD TAXES
CITY WITHHELD TAXES
ACCD FEDERAL & STATE UNEMP TAX
CHILD SUPPORT
MISC GARNISHMENTS
CAPITAL LEASE OBLIGATION
ACCD GST PAID
ACCD GST COLLECTED
ACCD QST COLLECTED
MEXICO VAT PAID
SALES TAX PAYABLE ILLINOIS
SALES TAX PAYABLE INDIANA
SALES TAX PAYABLE KANSAS
SALES TAX PAYABLE LOUISIANA
SALES TAX PAYABLE MICHIGAN
SALES TAX PAYABLE MINNESOTA
SALES TAX PAYABLE MISSOURI
SALES TAX PAYABLE N. CAROLINA
SALES TAX PAYABLE PENNSYLVANIA
SALES TAX PAYABLE TENNESSEE
SALES TAX PAYABLE TEXAS
ACCRUED EXPENSES FREIGHT
ACCD EXPENSES — ADVERTISING
ACCD EXPENSES — SALES
SALES REBATE ELECTROMOTIVE
SALES REBATE ITW RAMSET
SALES REBATE MARLEY
SALES REBATE BEST ACCESS
SALES REBATE OPW
ACCRUED PURCHASE REBATES
ACCRUED PROPERTY TAXES

ACCD PROP TAX — ARKANSAS
ACCD PROP TAX — ILLINOIS
ACCD PROP TAX — KANSAS
ACCD PROP TAX — KENTUCKY
ACCD PROP TAX — MISSOURI
ACCD PROP TAX — NORTH CAROLINA
ACCD PROP TAX — OHIO
ACCD PROP TAX — OKLAHOMA
ACCD PROP TAX — TENNESSEE
ACCD PROP TAX — TEXAS
ACCRUED SALARIES-VACATION
ACCRUED HOURLY PAYROLL
LAWSON EXECUTIVE DEFERRAL W/H
ACCRUED BONUS G&A

EXHIBIT A
Form of Subordinated Promissory Note

EXECUTION VERSION
SUBORDINATED PROMISSORY NOTE

August 31, 2010	$3,000,000.00
FOR VALUE RECEIVED, the undersigned, Supply Technologies LLC, an Ohio limited liability company (the “Maker”), hereby promises to pay to the order of Lawson Products, Inc., a Delaware corporation (the “Payee”), the principal amount of Three Million and No/100 Dollars ($3,000,000.00), together with interest thereon calculated from the date hereof, in accordance with the provisions of this Subordinated Promissory Note (this “Note”).
This Note was issued pursuant to Section 3.3 of that certain Asset Purchase Agreement, dated as of the date hereof, by and among the Maker, Park-Ohio Industries, Inc., an Ohio corporation (the “Maker Parent”), Assembly Component Systems, Inc., an Illinois corporation, and the Payee (as amended, modified or supplemented from time to time in accordance with its terms, the “Purchase Agreement”). All capitalized terms used but not defined in this Note have the meanings set forth in the Purchase Agreement.
1. Principal. The Maker shall pay to the holder of this Note (the “Holder”) the outstanding principal amount of this Note in twelve equal quarterly installments of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) each, with such quarterly payments to be made on the following dates: November 30, 2010; February 28, 2011; May 31, 2011; August 31, 2011; November 30, 2011; February 29, 2012; May 31, 2012; August 31, 2012; November 30, 2012; February 28, 2013; May 31, 2013; and August 31, 2013, or if any such date is not a Business Day, then on the next immediately succeeding Business Day following such date.
2. Interest. The unpaid principal amount of this Note shall accrue interest from and after the date hereof on a daily basis at the rate of 8.00% per annum; provided that upon the occurrence and during the continuance of an Event of Default (as defined below), interest shall, at the written election of the Payee, accrue at the rate of 10.80% per annum. The Maker shall pay to the Holder all accrued interest on the outstanding principal amount of this Note on each quarterly payment date set forth in Section 1. Interest on this Note and the amounts payable hereunder shall be computed on the basis of a 365-day, or, if appropriate, 366-day year and the actual number of days elapsed (including the first and excluding the last day of the period).
Unless prohibited under applicable Law, any accrued interest which is not paid on the date on which it is due and payable shall bear interest at the same rate at which interest is then accruing on the outstanding principal amount of this Note. Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the date on which the final principal payment on this Note is paid.
The rate of interest payable hereunder shall in no event exceed the maximum rate permissible under applicable Law. If the rate of interest payable hereunder is ever reduced as a result of this paragraph and at any time thereafter the maximum rate permitted by applicable Law shall exceed the rate of interest provided for in this Note, then the rate provided for in this Note shall be increased to the maximum rate provided by applicable Law for such period as is required so that the total amount of interest received by the Holder is that which would have been received by the Holder but for the operation of the first sentence of this paragraph.
3. Mandatory Prepayment. Upon the occurrence of any sale, conveyance, assignment or other transfer of all or substantially all of the assets of the Maker or the Maker Parent or any “Change in Control” of the Maker or the Maker Parent, the Maker shall pay to the Holder the outstanding principal amount of this Note and all accrued but unpaid interest. For purposes of this Section 3, “Change in Control” shall have the meaning set forth in the Credit Agreement (as defined below).
4. Optional Prepayment. At any time and from time to time, the Maker may, at its option, prepay, without premium or penalty, all or any portion of the outstanding principal amount of this Note, together with all of the accrued and unpaid interest on the principal amount being prepaid.
5. Deemed Prepayments.
(a) Pursuant to Section 3.4(e) of the Purchase Agreement, if the Closing Date Net Working Capital as stated on the Final Statement is less than $21,800,000, then an amount equal to the excess of $21,800,000 over such Closing Date Net Working Capital shall be applied as an offset against, and shall be deemed to be a prepayment of, the outstanding principal amount of this Note.
(b) Pursuant to Section 8.5(c) of the Purchase Agreement, if the Maker elects to offset the amount of any indemnifiable Losses under the Purchase Agreement against the outstanding principal amount of this Note, the amount of such offset shall be deemed to be a prepayment of the outstanding principal amount of this Note.
6. Application of Prepayments. All prepayments (or deemed prepayments) of principal by the Maker under this Note shall reduce the then outstanding principal amount of this Note and shall be applied against the outstanding principal payments contemplated by Section 1 in the reverse order in which such payments would otherwise be required to be made by the Maker.
7. Subordination. Each of the Maker and the Payee agrees, for itself and each future Holder, that the payment of this Note is and shall be subordinate and junior to any indebtedness for borrowed money of the Maker pursuant to that certain Third Amended and Restated Credit Agreement, dated as of March 8, 2010, by and among the Maker, RB&W Corporation of Canada, the Ex-Im Borrowers party thereto, the other loan parties thereto, the lenders party thereto and JP Morgan Chase Bank, N.A., as administrative agent (the “Agent”), JP Morgan Chase Bank, N.A. Toronto Branch, as Canadian agent, RBS Business Capital, as syndication agent, KeyBank National Association, as co-documentation agent, JP Morgan Securities Inc., as sole lead arranger, PNC Bank, National Association, as joint bookrunner and U.S. Bank National Association, as co-documentation agent and joint bookrunner (the “Credit Agreement”). Until payment in full of the obligations and termination of commitments under the Credit Agreement, unless otherwise agreed to by the Agent, the Maker agrees not to pay, any

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amounts due and payable hereunder other than scheduled payments and mandatory and deemed prepayments of principal and interest. Notwithstanding anything contained herein to the contrary, no payments of any amounts due and payable hereunder shall be made if, at the time of the making of such payment, an Event of Default (as defined in the Credit Agreement) has occurred and is continuing or would result therefrom. Holder shall promptly turn over any payment received in violation of this Section 7 to the Agent for application to the indebtedness under the Credit Agreement and related documents as from time to time in effect. Until payment in full of the obligations and termination of commitments under the Credit Agreement, Holder agrees not to, during any period during which it is not permitted to receive any amounts due and payable hereunder pursuant to this Section 7, (i) accelerate any such payment or commence any action or proceeding against Maker or Maker Parent to enforce payment of all or any portion of such amount due and payable or (ii) make any demand for any payment of any amounts due and payable hereunder, or attempt to receive, collect or retain the same, whether by collection, setoff, foreclosure, counterclaim or otherwise. No provision of this Note may be amended or otherwise modified without the prior written consent of the Agent.
8. Events of Default.
(a) Definition. For purposes of this Note, an “Event of Default” shall be deemed to have occurred if:
(i) the Maker fails to pay when due, or when declared or deemed due, (A) all or any portion of the principal amount of this Note or (B) all or any portion of the accrued interest or any other amount payable under this Note, and such failure shall continue for a period of five (5) Business Days unless at such time such payment was not permitted under the subordination terms hereof;
(ii) the Maker fails to perform in any material respect or defaults in the performance of any material covenant, condition or agreement contained in this Note and, if capable of being cured, such failure to perform in all material respects or default in performance continues for a period of five (5) Business Days after the Maker receives written notice of such failure to perform or default in performance;
(iii) any representation or warranty of the Maker made in this Note or in any other writing or certificate furnished by or on behalf of the Maker to the Payee for the purposes of or in connection with this Note is or shall be incorrect when made in any material respect;
(iv) (A) the Maker, the Maker Parent or any of their respective Subsidiaries shall commence any case, proceeding or other action (1) under any existing or future Law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Maker, the Maker Parent or any of their respective Subsidiaries shall make a general

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assignment for the benefit of its creditors; or (B) there shall be commenced against the Maker, the Maker Parent or any of their respective Subsidiaries any case, proceeding or other action of a nature referred to in clause (A) above which (1) results in the entry of an order for relief or any such adjudication or appointment or (2) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (C) there shall be commenced against the Maker, the Maker Parent or any of their respective Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (D) the Maker, the Maker Parent or any of their respective Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (A), (B), or (C) above; or (E) the Maker, the Maker Parent or any of their respective Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or
(v) the Maker, the Maker Parent or any of their respective Subsidiaries fails to make payment on the due date (whether by scheduled maturity, required repayment, acceleration, demand or otherwise), after giving effect to applicable grace periods (if any), of any amount payable under the Credit Agreement; or
(vi) one or more orders, judgments and/or decrees shall be entered against the Maker, the Maker Parent and/or any of their respective Subsidiaries for the payment of money in an aggregate amount (as to all such orders, judgments and decrees) exceeding $5,000,000 (to the extent not covered by insurance as to which the insurer has been notified of the potential claim and does not dispute coverage), and all such orders, judgments or decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof.
The foregoing shall constitute Events of Default whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
(b) Consequences of Events of Default. If any Event of Default shall occur and be continuing, then the entire principal balance and all accrued interest under this Note shall, at the option of the Holder and upon written notice to the Maker by the Holder (except in the case of any Event of Default under Section (iv) above, in which event acceleration shall be automatic), become immediately due and payable. Each right, power or remedy of the Holder upon the occurrence of any Event of Default as provided for in this Note or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Note or now or hereafter existing at law or in equity or by statute, and the exercise or beginning of the exercise by the Holder of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Holder of any or all such other rights, powers or remedies.

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9. Representations of the Maker. The Maker hereby represents and warrants to the Payee as follows:
(a) The Maker is duly organized, validly existing and in good standing under the Laws of the State of Ohio. The Maker has all requisite limited liability company power and authority to carry on its business as currently conducted and as proposed to be conducted after the closing of the transactions contemplated by the Purchase Agreement.
(b) The Maker has all requisite limited liability company power and authority to execute and deliver this Note. This Note constitutes the valid and legally binding obligation of the Maker, enforceable in accordance with its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles, including principles of commercial reasonableness, good faith and fair dealing.
(c) The execution and delivery by the Maker of this Note do not: (i) violate any Law to which the Maker is subject; (ii) conflict with or result in a breach of any provision of the organizational documents of the Maker; or (iii) create a breach, default, termination, cancellation or acceleration of any obligation under any contract to which the Maker is a party or by which the Maker or any of its assets or properties are bound or subject.
(d) No notices, permits, consents, approvals, authorizations, qualifications or orders of Governmental Entities are required for the execution and delivery of this Note by the Maker.
(e) No Event of Default (as defined in the Credit Agreement) has occurred and is continuing.
10. Offset. Except for any deemed prepayments of the outstanding principal amount of this Note pursuant to Section 3.4(e) or Section 8.5(c) of the Purchase Agreement, the Maker may not offset the amounts owed by it under this Note against any amounts payable by the Payee or any future Holder to the Maker.
11. Cancellation. After all principal and interest owed on this Note have been paid in full, this Note shall be surrendered to the Maker for cancellation and shall not be reissued.
12. Payments. All payments to be made to the Holder shall be made in the lawful money of the United States of America in immediately available funds.
13. Place of Payment. Payment of principal and interest shall be made to the Holder to a bank account designated by the Holder to the Maker in writing.
14. Amendment and Waiver. This Note may be amended only by a written instrument executed and delivered by the Maker and the Holder. No agreement extending or waiving any provision of this Note shall be valid or binding unless it is in writing and is executed and delivered by or on behalf of the party against which it is sought to be enforced.

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15. Governing Law. THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY LAW OR RULE THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED, GOVERN ALL MATTERS ARISING OUT OF OR RELATING TO THIS NOTE, INCLUDING ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT.
16. Forum Selection; Consent to Service of Process; Waiver of Jury Trial. The Maker hereby irrevocably (a) submits to the exclusive jurisdiction of any state court sitting in the County of New York, New York or any federal court sitting in the Southern District of New York in any Action arising out of or relating to this Agreement, (b) agrees that all claims in respect of such Action may be heard and determined only in any such court, (c) hereby waives any claim of inconvenient forum or other challenge to venue in such court, and (d) agrees not to bring any Action arising out of or relating to this Note in any other court. The Maker further irrevocably consents to the service of process out of any of the courts listed in this Section 16 by the mailing of copies by registered or certified mail, postage prepaid, to the Maker at its address set forth in Section 18, such service to become effective thirty (30) days after such mailing. THE MAKER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS NOTE.
17. Expenses. The Maker agrees to pay on demand all reasonable documented out-of-pocket costs, fees and expenses (including, without limitation, all reasonable documented out-of-pocket costs, fees and expenses of outside legal counsel) incurred by the Holder in connection with the collection of the obligations owing by the Maker under this Note or during any workout, restructuring or negotiations in respect thereof.
18. Notices. Any notice, request, instruction or other document to be given hereunder shall be sent in writing and delivered personally, sent by reputable, overnight courier service (charges prepaid), sent by registered or certified mail, postage prepaid, or by facsimile, according to the instructions set forth below. Such notices shall be deemed given: at the time delivered by hand, if personally delivered; one Business Day after being sent, if sent by reputable, overnight courier service; at the time received, if sent by registered or certified mail; and at the time when confirmation of successful transmission is received by the sending facsimile machine, if sent by facsimile.
If to the Payee:
Lawson Products, Inc.
1666 E. Touhy Avenue
Des Plaines, IL 60018
Attention: Neil E. Jenkins
Facsimile No.: (847) 795-9030

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With a copy (which shall not constitute notice) to:
Jenner & Block LLP
353 North Clark Street
Chicago, IL 60654
Attention: Michael T. Wolf
Facsimile No.: (312) 840-7530
If to the Maker:
Supply Technologies LLC
c/o Park Ohio Industries, Inc.
6065 Parkland Blvd.
Cleveland, Ohio 44124
Attention: Robert D. Vilsack
Facsimile No.: (440) 947-2209
or to such other address or to the attention of such other party that the recipient party has specified by prior written notice to the sending party in accordance with the preceding.
19. Waivers. The Maker hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the Payee may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Maker hereunder.
20. Severability. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under Law, but if any provision of this Note is held to be prohibited by or invalid under Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Note.
21. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.
22. Assignment. The Payee shall not assign this Note without the prior written consent of the Maker and the Maker shall not assign this Note without the prior written consent of the Payee.
23. Entire Agreement. This Note and the Purchase Agreement together embody the entire agreement and understanding among the Maker and the Payee and supersede and preempt any prior understandings, agreements or representations by or among them, written or oral, which may have related to the subject matter hereof.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the Maker has executed and delivered this Note on the date first above written.

SUPPLY TECHNOLOGIES LLC
By:	/s/ Matthew V. Crawford
	Name:	Matthew V. Crawford
	Title:	President

[Signature Page to Subordinated Promissory Note]

EXHIBIT B
Form of Transition Services Agreement

EXECUTION VERSION
TRANSITION SERVICES AGREEMENT
This TRANSITION SERVICES AGREEMENT (this “Agreement”), dated as of August 31, 2010 (the “Effective Date”), is made by and between Lawson Products, Inc., a Delaware corporation (“Parent”), and Supply Technologies LLC, an Ohio limited liability company (“Buyer”).
WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of the date hereof (as such agreement may be amended, modified or supplemented in accordance with its terms, the “Purchase Agreement”), by and among Buyer, Parent, Assembly Component Systems, Inc., an Illinois corporation, and Park-Ohio Industries, Inc., an Ohio corporation, Buyer is, among other things, acquiring the Purchased Assets and assuming the Assumed Liabilities on the terms and subject to the conditions set forth in the Purchase Agreement; and
WHEREAS, Buyer requires certain transition services from Parent and its Subsidiaries and Parent is willing to provide such transition services on the terms and subject to the conditions contained herein.
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained in this Agreement, and for other good and valuable consideration, the value, receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:
ARTICLE 1
INTERPRETATION; DEFINITIONS
Section 1.1 Definitions. All capitalized terms used but not defined in this Agreement shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms have the meanings set forth below or in the sections set forth below:
“Additional Services” has the meaning set forth in Section 2.5.
“Agreement” has the meaning set forth in the Preamble to this Agreement.
“Buyer” has the meaning set forth in the Preamble to this Agreement.
“Buyer Services Manager” has the meaning set forth in Section 2.14(a).
“Disputed Amount” has the meaning set forth in Section 2.9.
“Effective Date” has the meaning set forth in the Preamble to this Agreement.
“Force Majeure Event” has the meaning set forth in Section 2.7.
“Neutral Arbitrator” has the meaning set forth in Section 2.9.
“Parent” has the meaning set forth in the Preamble to this Agreement.
“Parent Services Manager” has the meaning set forth in Section 2.14(b).

“Parties” means Parent and Buyer together, and “Party” shall mean Parent or Buyer, individually, as the case may be.
“Personally Identifiable Information” means any single element, or combination of elements, of non-public information related to an individual where that information either directly or indirectly identifies that individual.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its office located at 270 Park Avenue, New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Privacy Policy” means, with respect to any Person, any written privacy policy, statement, rule or notice regarding the collection, use, access, safeguarding and retention of Personally Identifiable Information of any individual, including a customer, potential customer, employee or former employee of such Person.
“Purchase Agreement” has the meaning set forth in the Recitals to this Agreement.
“Schedules” means Schedule A and Schedule B, collectively.
“Security Regulations” has the meaning set forth in Section 2.16(a).
“Service Providers” has the meaning set forth in Section 2.1(a).
“Services Licensee” has the meaning set forth in Section 2.15(a).
“Systems” has the meaning set forth in Section 2.16(a).
“Termination Date” has the meaning set forth in Section 4.1.
“Third Party Service Provider” means any Unaffiliated Third Party that a Service Provider has designated as a direct or indirect provider or supporter of Transition Services.
“Transition Services” has the meaning set forth in Section 2.1(a).
“Unaffiliated Third Party” means any Person other than Parent and its Affiliates.
Section 1.2 Interpretation. References to “applicable” Law or Laws with respect to a particular Person, thing or matter shall include only such Law or Laws as to which the Governmental Entity that enacted or promulgated such Law or Laws has jurisdiction over such Person, thing or matter. Whenever the context requires, the singular number shall include the plural, and vice versa, the masculine gender shall include the feminine and neuter genders, the feminine gender shall include the masculine and neuter genders, and the neuter gender shall include masculine and feminine genders. The words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” The terms “hereof,” “hereunder,” “herein” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this

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Agreement. Each Party has participated in the drafting of this Agreement, which each Party acknowledges is the result of extensive negotiations between the Parties, and consequently this Agreement shall be interpreted without reference to any rule or precept of Law to the effect that any ambiguity in a document be construed against the drafter.
ARTICLE 2
TRANSITION SERVICES
Section 2.1 Provision of Transition Services.
(a) Commencing on the Effective Date, Parent and its Subsidiaries (the “Service Providers”) shall provide, or cause a Third Party Service Provider to provide, to Buyer or its designated Affiliates (exclusively in connection with the operation or conduct of the Business or use of the Purchased Assets) each of the transition services and support functions set forth on Schedule A (collectively, the “Transition Services”).
(b) Each Service Provider shall provide Transition Services in a manner that is substantially similar to analogous services provided by such Service Provider in connection with the Business prior to the Closing Date, including with respect to the nature, quality and timeliness, and in accordance with any applicable specifications and limitations set forth on Schedule A; provided that with respect to Transition Services that a Service Provider renders for (or obtains from a Third Party Service Provider for) its own or its Subsidiaries’ operations, a Service Provider shall not be obligated to render such Transition Services in a manner more favorable to Buyer than the manner in which such Transition Services are performed or obtained by such Service Provider for its own account.
(c) All procedures, methods, systems, strategies, tools, equipment, facilities and other resources used by any Service Provider in connection with the provision of Transition Services shall remain the property of such Service Provider and, except as otherwise provided herein, shall at all times be under the sole direction and control of such Service Provider.
(d) No Service Provider shall have any obligation to purchase, lease, license or renew a lease or license applicable to any equipment or software in connection with its provision of Transition Services.
(e) A Service Provider may also from time to time subcontract with an Unaffiliated Third Party to directly or indirectly provide or support any other Transition Services to Buyer only upon obtaining the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, no Service Provider shall be relieved of its obligations under this Agreement by use of such Unaffiliated Third Parties.
Section 2.2 Modification of Transition Services. A Service Provider may make changes from time to time in the manner of performing Transition Services as long as (a) the Service Provider provides Buyer with ten (10) days’ advance written notice of such changes and (b) such changes do not have an adverse impact on the nature, quality, availability or timeliness

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of the applicable Transition Services. In addition, the Buyer acknowledges and agrees that to the extent all or part of any Transition Services are provided by a Third Party Service Provider, such Transition Services will be subject to such additional changes or modifications (including increases in the costs charged by such Third Party Service Provider for such Transition Services), as may be required by such Third Party Service Provider.
Section 2.3 Compliance with Law. Notwithstanding anything herein to the contrary, the Service Providers shall not be responsible for providing any Transition Service, or part thereof, if and to the extent such Transition Service would violate applicable Law; provided that, at the expense of Buyer, the Parties shall cooperate to modify the applicable Transition Service so that such Transition Service may be provided in compliance with applicable Law. No Service Provider shall have any responsibility or liability for failure to provide any, or part of any, Transition Service unable to be provided as contemplated by this Section 2.3.
Section 2.4 Third Party Consents and Providers. Following the Effective Date, the Service Providers may be required to obtain third-party consents and approvals to provide certain Transition Services. Buyer and the Service Providers shall cooperate in all respects to obtain such consents or approvals, and each Party shall bear fifty percent (50%) of any fees and expenses of third parties incurred in connection with obtaining such consents and approvals.
Section 2.5 Requests for Additional Services. Following the Effective Date, Buyer may request in writing that the Service Providers provide additional transition services necessary for Buyer’s operation of the Business. Following such written request, the Parties agree to negotiate in good faith the provision of such additional transition services and, to the extent agreed upon by the Parties, Schedule A shall be amended to reference such additional services (the “Additional Services”) and such Additional Services shall be deemed to be Transition Services under this Agreement.
Section 2.6 Shutdowns. If a Service Provider determines that it is necessary or appropriate to temporarily suspend a Transition Service due to scheduled or emergency repairs, maintenance and/or modification, the Service Provider shall give Buyer reasonable prior notice of such shutdown (including information regarding the nature of the shutdown and the projected length of such shutdown), unless it is not practical to give such prior notice because the shut down is due to an emergency.
Section 2.7 Force Majeure; Reduction of Services. Each Service Provider (including with respect to services performed through Third Party Service Providers) shall be excused from the performance of its obligations under this Agreement, for any period, and to the extent that such performance is prevented, in whole or in part, as a result of delays caused by any act of God, public enemy, war or threats of same, terrorism or threats of same, epidemic, fire, flood, accident, embargoes, severe weather, civil disturbance or unrest, act, order, regulation or request of government or public authorities, court order, labor dispute, lack of or shortage of electrical power, malfunctions of equipment or software programs or other cause beyond its reasonable control (a “Force Majeure Event”), and such non-performance shall not be a breach or default hereunder or grounds for termination hereof. Parent shall give notice to Buyer of any such Force Majeure Event as soon as reasonably practicable, and the respective Service Providers (including with respect to services performed through Third Party Service Providers) and the Buyer will use

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commercially reasonable efforts to mitigate the effect of any such Force Majeure Event and its consequences on performance hereunder.
Section 2.8 Fees for Transition Services. The fees to be charged for each Transition Service are set forth on Schedule A and the billing, payment and other terms therefor are set forth on Schedule B. The fees to be charged for each Transition Service may be adjusted from time to time, upon reasonable notice to the Buyer (including appropriate documentation), but only to the extent that there is an adjustment after the date hereof in the costs actually incurred by Parent and/or its Subsidiaries in providing such Transition Service due to changes in the costs charged by a Third Party Service Provider in connection with such Transition Service.
Section 2.9 Disputes. The Parties shall exercise commercially reasonable efforts to resolve disputes in good faith as promptly as practicable. In the event that Buyer in good faith disputes the accuracy or legitimacy of any portion (the “Disputed Amount”) of an invoice or charge, Buyer shall pay the Disputed Amount when paying such invoice or charge pending resolution of the dispute and will provide written notice of the amount, nature and supporting detail regarding the Disputed Amount to Parent. Promptly following receipt of such written notice, the dispute resolution process set forth below in this Section 2.9 shall become applicable and the Parties shall discuss the resolution of such Disputed Amount. If a full resolution of the Disputed Amount has not occurred within 30 days of the initial discussion described in the foregoing sentence, the Parties shall cooperate to promptly submit for resolution such matter (or the portion remaining in dispute) to an arbitrator mutually agreed to by the Parties (the “Neutral Arbitrator”). The Parties shall execute, if requested by the Neutral Arbitrator, an engagement letter reasonably satisfactory to the Neutral Arbitrator. The Parties shall direct the Neutral Arbitrator to render a resolution of such disputed matter within 30 days after its engagement (or such other period agreed upon by the Parties). The resolution of the Neutral Arbitrator shall be set forth in a written statement delivered to each of the Parties and shall be final, binding, conclusive and non-appealable for all purposes hereunder. The fees and expenses of the Neutral Arbitrator shall be borne equally by Parent and Buyer. The Neutral Arbitrator shall determine the amount of the Disputed Amount, if any, to be returned to Buyer, which amount shall not exceed the Disputed Amount or be less than zero. If the Neutral Arbitrator determines that Parent is required to return to Buyer any portion of the Disputed Amount, then the Neutral Arbitrator shall award to Buyer (i) the portion of the Disputed Amount determined by the Neutral Arbitrator to be returned to Buyer and (ii) interest, from the date the invoice giving rise to the dispute was paid in full by Buyer, at the Prime Rate on the portion of the Disputed Amount to which Buyer is entitled. Any amount awarded by the Neutral Arbitrator shall be paid by wire transfer of immediately available funds to the account or accounts designated in writing by the recipient within five Business Days after the date on which the resolution of the Neutral Arbitrator is delivered to the Parties. Each Service Provider will continue performing Transition Services in accordance with this Agreement pending resolution of any dispute hereunder.

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Section 2.10 Personnel.
(a) Designation of Personnel. Subject to Section 2.1(b), a Service Provider shall have the right, in its sole and absolute discretion, to designate which personnel shall be assigned to perform the Transition Services, and shall have the right, in its sole and absolute discretion, to remove and replace any such personnel at any time and/or designate a Third Party Service Provider in accordance with the terms hereof, to perform such Transition Service.
(b) Employees. Subject to Section 2.1(b), nothing in this Agreement shall obligate the Service Providers to hire any additional employees or provide any incentives to employees in addition to those in effect immediately prior to the Effective Date or to retain the employment of any particular employee or retain the services of any particular consultant, contractor or agent; provided, however, that in the event that a Service Provider loses employees or independent contractors that it needs to provide the Transition Services, then such Service Provider shall (and, if applicable, shall cause the other Service Providers to) replace such employees or independent contractors to the extent necessary to continue to provide the applicable Transition Services.
Section 2.11 Status of Service Providers. In all matters relating to this Agreement, each Service Provider shall be acting as an independent contractor and not as an agent, representative or joint venture partner of Buyer. The Service Providers shall not be liable for any debts, obligations or liabilities of Buyer.
Section 2.12 Protective Acknowledgements. Buyer acknowledges that the Service Providers are not insurers or guarantors of the Transition Services, are not in the business of providing Transition Services and are providing the Transition Services only as an accommodation to Buyer.
Section 2.13 Buyer Obligations. Buyer shall cooperate with the Service Providers and Third Party Service Providers with respect to the provision of Transition Services. Without limiting the foregoing, Buyer shall: (a) adhere in all material respects to the policies of the Service Providers or Third Party Service Providers with respect to the protection of proprietary information, to the extent relevant to the Transition Services provided; (b) provide reasonably timely responses to any information requested by the Service Providers or the Third Party Service Providers, to the extent relevant to the Transition Services provided; and (c) provide access to the facilities and assets of Buyer to the applicable Service Provider or Third Party Service Provider, to the extent such access is required for the provision of Transition Services by such Service Provider or Third Party Service Provider. The Service Providers and the Third Party Service Providers shall be entitled to rely on any instructions or other information provided by the Buyer; provided that no such instructions shall expand the obligations of the Service Providers hereunder. The Service Providers shall be excused from their obligation to perform or cause to be performed a Transition Service if and to the extent that (i) such failure to perform or cause to be performed such Transition Service was due to the Buyer’s failure to perform its responsibilities under this Section 2.13 and (ii) the Service Providers use commercially reasonable efforts to perform or cause to be performed such Transition Service notwithstanding the Buyer’s failure, if practicable.

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Section 2.14 Transition Service Managers. The Buyer Services Manager and the Parent Services Manager (each as defined below) shall liaise with each other, and seek to resolve in good faith all issues related to the scope, sufficiency and/or performance of Transition Services and any other issues arising in connection with this Agreement. The Parent Services Manager and the Buyer Services Manager shall meet periodically (in person or by telephone), as reasonable, for purposes of establishing procedures, reviewing performance and forecasting needs.
(a) Buyer shall appoint an individual, by giving written notice thereof to Parent within three Business Days following the date hereof, to act as its initial services manager (the “Buyer Services Manager”), who will be directly responsible for, among other things, coordinating and managing the receipt of the Transition Services. Buyer shall promptly notify Parent of the appointment of a new Buyer Services Manager.
(b) Parent shall appoint an individual, by giving written notice thereof to Buyer within three Business Days following the date hereof, to act as its initial services manager (the “Parent Services Manager”), who will be directly responsible for, among other things, coordinating and managing the delivery of the Transition Services. The Parent Services Manager will work with the personnel of Parent, as well as with any Third Party Service Providers providing Transition Services, to address issues and matters raised by the Buyer Services Manager relating to this Agreement. Parent shall promptly notify Buyer of the appointment of a new Parent Services Manager.
Section 2.15 Ownership of Intellectual Property.
(a) Except as otherwise expressly provided in the Purchase Agreement, this Agreement or in any other Ancillary Document, Parent, Buyer, any Third Party Service Provider and the respective Affiliates of each such entity shall retain all right, title and interest in and to their respective Intellectual Property and any and all improvements, modifications and derivative works thereof. No license or right, express or implied, is granted under this Agreement by Parent, Buyer, any Third Party Service Provider or the respective Affiliates of each such entity in or to their respective Intellectual Property, except that, solely to the extent required for the provision or receipt of the Transition Services in accordance with this Agreement, each of Parent and Buyer, for itself and on behalf of its respective Affiliates, hereby grants to the other Party (and the respective Affiliates thereof) a non-exclusive, revocable license during the term of this Agreement to such Intellectual Property rights that are provided by the granting Party to the other Party (“Services Licensee”) in connection with this Agreement, but only to the extent and for the duration necessary for the Services Licensee to provide or receive the applicable Transition Service as permitted by this Agreement. The foregoing license shall terminate immediately upon the expiration of the applicable Transition Service and is subject to any licenses granted by others with respect to Intellectual Property rights not owned by Parent, Buyer or the respective Affiliates of such entity.
(b) Subject to the limited license granted in Section 2.15(a), in the event that any Intellectual Property rights are created solely by a Service Provider in the performance of the Transition Services, all right, title and interest throughout the world in

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and to all such Intellectual Property rights shall vest solely in such Service Provider unconditionally and immediately upon such Intellectual Property rights having been developed, written or produced, unless the Parties agree otherwise in writing.
(c) Except as otherwise expressly provided in the Purchase Agreement, this Agreement or in any other Ancillary Document, no Party (nor any of its Affiliates) shall have any rights or licenses with respect to any Intellectual Property (including software), hardware or facility of the other Party or any Third Party Service Provider. All rights and licenses not expressly granted in the Purchase Agreement, this Agreement or in any other Ancillary Document are expressly reserved by the relevant Party. Each Party shall from time to time execute any documents and take any other actions reasonably requested by the other Party to effectuate the intent of this Section 2.15.
Section 2.16 Systems Security.
(a) If either Party or its personnel will be given access to any of the other Party’s computer systems or software (“Systems”) in connection with the performance of the Transition Services, the accessing Party or its personnel, as the case may be, shall comply with all of such other Party’s system security policies, procedures and requirements (as amended from time to time, the “Security Regulations”), and shall not tamper with, compromise or circumvent any security or audit measures employed by such other Party.
(b) Each Party shall use commercially reasonable efforts to ensure that only those of its personnel who are specifically authorized to have access to the Systems of the other Party gain such access, and to prevent unauthorized access, use, destruction, alteration or loss of information contained therein, including notifying its personnel regarding the restrictions set forth in this Agreement and establishing appropriate policies designed to effectively enforce such restrictions.
(c) If, at any time, either Party determines that the other Party or its personnel has sought to circumvent, or has circumvented, its Security Regulations, that any unauthorized personnel of the other Party has accessed its Systems or that the other Party or any of its personnel has engaged in activities that may lead to the unauthorized access, use, destruction, alteration or loss of data, information or software, such Party shall immediately terminate any such personnel’s access to the Systems and immediately notify the other Party.
(d) Each Party and its personnel shall access and use only those Systems, and only such data and information with such Systems, to which it has been granted the right to access and use. Any Party shall have the right to deny the personnel of the other Party access to such Party’s Systems, after prior written notice, in the event such Party reasonably believes that such personnel pose a security concern.
Section 2.17 Books and Records. Except as may be prohibited by applicable Law or by the terms of any Contract (including any confidentiality agreement), duly authorized representatives of (a) Buyer shall, upon reasonable written notice to Parent, have reasonable

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access during normal business hours to examine, inspect and copy the books and records held by Parent (as of immediately after the Effective Date) relating to the Transition Services to the extent such access is reasonably required in connection with Buyer’s financial, accounting or tax reporting purposes, and (b) Parent shall, upon reasonable written notice to Buyer, have reasonable access during normal business hours to examine, inspect and copy the books and records held by Buyer (as of immediately after the Effective Date) relating to the Transition Services to the extent such access is reasonably required in connection with Parent’s financial, accounting or tax reporting purposes; provided that, in the case of clauses (a) and (b) above, no such access will be provided to the extent that disclosing any such information would reasonably be expected to constitute a waiver of attorney client, work product or other legal privilege with respect thereto. The access provided pursuant to this Section 2.17 shall be subject to such additional confidentiality provisions as the disclosing Party may reasonably deem necessary.
ARTICLE 3
CONFIDENTIALITY; PRIVACY
Section 3.1 Confidentiality. All information shared in the course of providing or receiving Transition Services, including information related to employees, customers or suppliers, will be considered Confidential Information and will be subject to the confidentiality provisions set forth in Section 9.15 of the Purchase Agreement; provided that, notwithstanding the term set forth in Section 9.15 of the Purchase Agreement, the term of the confidentiality obligation with respect to the Confidential Information covered by virtue of this Section 3.1 shall extend until the second anniversary of the Termination Date. Notwithstanding the foregoing, a Service Provider may disclose such Confidential Information to its Subsidiaries, Third Party Service Providers and its and their respective employees and to Unaffiliated Third Parties subcontracted by the Service Provider under Section 2.1(e) on a confidential basis to the extent necessary for the provision of the Transition Services; provided that the Service Provider shall impose upon any such Person to whom it discloses such Confidential Information the same secrecy and confidentiality obligations as imposed upon each Party under this Agreement or the Purchase Agreement.
Section 3.2 Privacy. Notwithstanding anything herein to the contrary, with respect to Personally Identifiable Information owned or controlled by the Parties and shared under this Agreement, the Parties shall at all times comply with the Privacy Policies of the Party that owns or controls such information, including with respect to using, accessing, storing, handling, processing, transmitting and disposing of such information. Furthermore, with respect to Personally Identifiable Information owned or controlled by the Parties and shared under this Agreement, written notice shall be provided to the Party that owns or controls such information, as soon as reasonably practicable after any Party (other than the Party that owns or controls such information) becomes aware of (a) any breach or potential breach of the applicable Privacy Policies of the Party that owns or controls such information, or (b) any incident where such information may have been accessed by or disclosed to an unauthorized Person.
Section 3.3 Survival. The provisions of this Article 3 shall survive any expiration or termination of this Agreement. Each Party shall use commercially reasonable efforts not to, and shall cause its Subsidiaries, successors and permitted assigns to use commercially reasonable

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efforts not to, attempt at any time to access any data, information or system of the other Party except as required to provide or receive Transition Services, as the case may be.
ARTICLE 4
TERM AND TERMINATION
Section 4.1 Term and Final Termination. This Agreement shall commence on the Effective Date and continue until the date upon which all Transition Services have (a) terminated in accordance with Schedule A or (b) been earlier terminated pursuant to Sections 4.2 or 4.3 (the “Termination Date”).
Section 4.2 Early Termination by Mutual Consent. Notwithstanding anything to the contrary contained in this Agreement, the Parties may terminate this Agreement or any Transition Service by mutual agreement at any time. Notwithstanding anything in this Agreement to the contrary, Buyer shall have no right to unilaterally reinstitute the Transition Services after the Transition Services have been terminated.
Section 4.3 Early Termination by Non-Defaulting Party. Either Party may terminate this Agreement upon 30 days prior written notice to the other Party, if such other Party is in breach of its obligations hereunder and such Party fails to cure such breach within such 30 day period. Other than as provided in Section 4.2 and 4.3, this Agreement may not be terminated by either Party under any circumstances.
Section 4.4 Effect of Termination. If this Agreement is terminated in its entirety pursuant to Section 4.1, 4.2 or 4.3, all obligations of the Parties under this Agreement shall terminate, except for (a) Articles 3, 5, 6 and 7, the terms and conditions of which shall survive any termination or expiration of this Agreement, and (b) the obligation of Buyer to pay all unpaid amounts in respect of Transition Services provided under this Agreement prior to the Termination Date, whether or not invoiced prior to such date.
ARTICLE 5
REMEDIES
Section 5.1 Cure. In the event a Service Provider fails to perform any Transition Service required to be performed under this Agreement, Buyer shall provide notice thereof to Parent and the applicable Service Provider shall use commercially reasonable efforts to cure such failure, including by performing or re-performing such Transition Service. If, and to the extent, the Service Provider fails to cure such failure within fifteen (15) days of receiving such notice, Buyer shall be entitled to and may seek indemnification pursuant to Section 5.2 for any Losses arising from the failure of any Service Provider to provide Transition Services required to be performed under this Agreement.
Section 5.2 Indemnification. Subject to Article 6 and the other limitations set forth in this Agreement, Parent shall indemnify, defend and hold harmless the Buyer Indemnified Parties from, against and in respect of any and all Losses incurred by any Buyer Indemnified Parties as a result of the material breach of this Agreement by any Service Provider in connection with the performance of the Transition Services; provided that Parent shall not be responsible for any Losses suffered by any Buyer Indemnified Party that have resulted from a breach by such

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Buyer Indemnified Party of this Agreement or from the gross negligence, recklessness or willful misconduct of such Buyer Indemnified Party in connection with any Transition Services. The obligations of Parent contained in this Section 5.2 shall survive for a period of two (2) years after the Termination Date. Notwithstanding the preceding sentence, any breach of covenant or agreement in respect of which indemnity may be sought under this Section 5.2 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of such breach shall have been given by the Buyer Indemnified Party seeking indemnification prior to the expiration of the survival period.
Section 5.3 Exclusivity of Remedy. Notwithstanding anything to the contrary herein, the right to performance or re-performance set forth in Section 5.1 and/or indemnification set forth in Section 5.2 shall be the sole and exclusive remedies of the Buyer Indemnified Parties with respect to any breach of this Agreement or any Losses otherwise arising out of or relating to the Transition Services, except for any sustained by any Buyer Indemnified Party as a result of the fraud or intentional misconduct of any Service Provider. In no event shall such remedies be deemed to have failed of their essential purpose.
ARTICLE 6
LIMITATION OF LIABILITY; EXCLUSION OF CONSEQUENTIAL DAMAGES
Section 6.1 LIMITATION OF LIABILITY. IN NO EVENT SHALL THE AGGREGATE LIABILITY OF THE SERVICE PROVIDERS UNDER ANY LEGAL THEORY ARISING FROM OR IN CONNECTION WITH ANY TRANSITION SERVICE EXCEED THE AGGREGATE AMOUNT OF FEES PREVIOUSLY RECEIVED BY PARENT UNDER THIS AGREEMENT FOR SUCH SERVICE.
Section 6.2 EXCLUSION OF CONSEQUENTIAL DAMAGES. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN NO EVENT SHALL ANY SERVICE PROVIDER BE LIABLE FOR ANY INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF LEGAL THEORY, INCLUDING ANY SUCH DAMAGES OR LOSSES RESULTING FROM BUSINESS INTERRUPTION OR LOST PROFITS, AND REGARDLESS OF WHETHER ANY SUCH DAMAGES ARE FORESEEABLE OR WHETHER AN INDEMNIFIED PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES.
ARTICLE 7
MISCELLANEOUS
Section 7.1 Notices. Any notice, request, instruction or other document to be given hereunder shall be sent in writing and delivered personally, sent by reputable, overnight courier service (charges prepaid), sent by registered or certified mail, postage prepaid, or by facsimile, according to the instructions set forth below. Such notices shall be deemed given: at the time delivered by hand, if personally delivered; one Business Day after being sent, if sent by reputable, overnight courier service; at the time received, if sent by registered or certified mail; and at the time when confirmation of successful transmission is received by the sending facsimile machine, if sent by facsimile.

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If to Parent:
Lawson Products, Inc.
1666 E. Touhy Avenue
Des Plaines, IL 60018
Attention: Neil E. Jenkins
Facsimile No.: (847) 795-9030
With a copy (which shall not constitute notice) to:
Jenner & Block LLP
353 North Clark Street
Chicago, IL 60654
Attention: Michael T. Wolf
Facsimile No.: (312) 840-7530
If to Buyer:
Supply Technologies LLC
6065 Parkland Boulevard
Cleveland, Ohio 44124
Attention: Robert D. Vilsack
Facsimile No.: (440) 947-2209
With a copy (which shall not constitute notice) to:
Jones Day
North Point
901 Lakeside Avenue
Cleveland, OH 44114
Attention: James P. Dougherty
Facsimile No.: (216) 579-0212
Section 7.2 Taxes. Buyer shall bear 100% of any and all sales, use, goods and services or value-added Taxes due for the Transition Services.
Section 7.3 Assignment; Successors and Assigns. Except as provided in Section 2.10, neither this Agreement nor any of the rights, interests or obligations provided by this Agreement may be assigned by either Party (whether by operation of Law or otherwise) without the prior written consent of the other Party; provided, however, that Buyer may assign its rights under this Agreement (a) to a Subsidiary of Buyer, (b) in connection with a disposition, merger or consolidation of Buyer or all or any portion of the Business or (c) to any of its lender(s) as collateral security, but such assignment shall not relieve Buyer of its obligations or liabilities under this Agreement. Subject to the preceding sentence and except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

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Section 7.4 Amendment; Waiver. This Agreement may be amended only by a written instrument executed and delivered by Parent and Buyer. Either Party may extend the time for performance of or waive compliance with any of the covenants or agreements of the other Party to this Agreement, and may waive any breach of the representations or warranties of such other Party. No agreement extending or waiving any provision of this Agreement shall be valid or binding unless it is in writing and is executed and delivered by or on behalf of the Party against which it is sought to be enforced.
Section 7.5 Schedules. The Schedules to this Agreement are made a part of this Agreement as if set forth fully herein.
Section 7.6 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Law, but if any provision of this Agreement is held to be prohibited by or invalid under Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
Section 7.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all such counterparts taken together shall constitute one and the same Agreement. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.
Section 7.8 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.
Section 7.9 No Third Party Beneficiaries. This Agreement does not confer any rights or remedies upon any Person or entity, other than the Parties, their Affiliates and their respective permitted successors or assigns.
Section 7.10 Governing Law. THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY LAW OR RULE THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED, GOVERN ALL MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT.
Section 7.11 Forum Selection; Consent to Service of Process; Waiver of Jury Trial. Each Party hereby irrevocably (a) submits to the exclusive jurisdiction of any state court sitting in the County of New York, New York or any federal court sitting in the Southern District of New York in any Action arising out of or relating to this Agreement, (b) agrees that all claims in respect of such Action may be heard and determined only in any such court, (c) hereby waives any claim of inconvenient forum or other challenge to venue in such court, and (d) agrees not to bring any Action arising out of or relating to this Agreement in any other court. Each Party irrevocably consents to the service of process out of any of the courts listed in this Section 7.11

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by the mailing of copies by registered or certified mail, postage prepaid, to such Party at its address set forth in Section 7.1, such service to become effective thirty (30) days after such mailing. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 7.12 Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement between the Parties and supersede any prior and contemporaneous understandings, agreements or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof.
Section 7.13 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NONE OF PARENT, THE OTHER SERVICE PROVIDERS OR THEIR RESPECTIVE AFFILIATES OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY WITH RESPECT TO THE TRANSITION SERVICES OR THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR USE, TITLE OR NON-INFRINGEMENT, OR THE ACCURACY, AVAILABILITY, TIMELINESS OR COMPLETENESS OF, OR THE RESULTS TO BE OBTAINED FROM, SUCH TRANSITION SERVICES, AND PARENT, THE OTHER SERVICE PROVIDERS AND THEIR RESPECTIVE AFFILIATES HEREBY DISCLAIM THE SAME.
Section 7.14 No Right to Offset. Neither Party shall offset, counterclaim or otherwise withhold any amounts owed or claimed to be owed to the other Party under this Agreement, notwithstanding any dispute that may be pending between them, or in order to offset any obligation due to such Party pursuant to this Agreement, the Purchase Agreement or otherwise, whether or not such obligation has been finally adjudicated, settled or otherwise agreed upon by the Parties in writing.
Section 7.15 Interpretation of Schedules. Within the Schedules, references to Parent shall be deemed to include any Subsidiaries of Parent providing any Transition Services, as appropriate.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement on the date first written above.

SUPPLY TECHNOLOGIES LLC
By:	/s/ Matthew V. Crawford
	Name:	Matthew V. Crawford
	Title:	President

LAWSON PRODUCTS, INC.
By:	/s/ Thomas J. Neri
	Name:	Thomas J. Neri
	Title:	President and Chief Executive Officer

[Signature Page to Transition Services Agreement]

EXHIBIT C
Form of U.S. Bill of Sale and Assignment and Assumption Agreement

EXECUTION VERSION
BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT
THIS BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Bill of Sale”) is entered into on August 31, 2010, by and between Assembly Component Systems, Inc., an Illinois corporation (the “Seller”), and Supply Technologies LLC, an Ohio limited liability company (the “Buyer”). This Bill of Sale is being entered into pursuant to that certain Asset Purchase Agreement (the “Purchase Agreement”), dated as of the date hereof, by and among the Seller, the Buyer, Lawson Products, Inc., a Delaware corporation, and Park-Ohio Industries, Inc., an Ohio corporation.
FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the Purchase Agreement, the Seller (i) hereby sells, transfers, assigns, conveys and delivers to the Buyer all right, title and interest that the Seller possesses in and to the Purchased Assets, free and clear of all Liens other than Permitted Liens, and (ii) hereby assigns, transfers and delegates all of the Assumed Liabilities to the Buyer. The Buyer (i) hereby purchases, accepts and acquires from the Seller such Purchased Assets, and (ii) hereby assumes and agrees to pay, discharge and perform when due all of the Assumed Liabilities. Notwithstanding the foregoing, (a) the Seller will retain and not transfer, and the Buyer will not purchase or acquire, the Excluded Assets and (b) the Seller will retain and not assign, and the Buyer will not be obligated or become liable for, the Excluded Liabilities.
The Seller hereby appoints the Buyer and the Buyer’s directors, managers, officers, successors and assigns as the Seller’s true and lawful attorney, each with the full power of substitution to act in the Seller’s name and on its behalf with respect to the reduction to possession of any of the Purchased Assets pursuant to the terms and conditions of the Purchase Agreement and to execute any documents and instruments and to do all such other acts and things as may be necessary to effectuate the foregoing. The Buyer’s rights and powers under this paragraph shall be related to the Purchased Assets and not the Excluded Assets.
All capitalized terms used and not otherwise defined herein will have the respective meanings ascribed to such terms in the Purchase Agreement. This Bill of Sale is subject to all of the terms, conditions and limitations set forth in the Purchase Agreement (including, but not limited to, the representations, warranties, covenants and indemnities set forth in the Purchase Agreement). In the event of any conflict or inconsistency between the terms of this Bill of Sale and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall control. This instrument is intended to implement the provisions of the Purchase Agreement and shall not be construed to alter, enhance, expand, limit or modify the rights or obligations of the Parties thereunder.
This Bill of Sale may be executed in two counterparts, each of which shall be deemed an original, but all such counterparts taken together shall constitute one and the same agreement.
[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have caused this Bill of Sale to be executed as of the date first written above.

ASSEMBLY COMPONENT SYSTEMS, INC.
By:	/s/ Thomas J. Neri
	Name:	Thomas J. Neri
	Title:	Chief Executive Officer

SUPPLY TECHNOLOGIES LLC
By:	/s/ Matthew V. Crawford
	Name:	Matthew V. Crawford
	Title:	President

[Signature Page to Bill of Sale and Assignment and Assumption Agreement]

EXHIBIT D
Form of Assignment and Assumption of Leases

EXECUTION VERSION
ASSIGNMENT AND ASSUMPTION OF LEASES
THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”) is made and entered into as of August 31, 2010 (the “Effective Date”) by and between Assembly Component Systems, Inc., an Illinois corporation (“Assignor”), and Supply Technologies LLC, an Ohio limited liability company (“Assignee”).
RECITALS
A. Assignor and Assignee are both parties to that certain Asset Purchase Agreement dated as of the Effective Date (the “Agreement”), pursuant to which, among other things, Assignee is acquiring the Purchased Assets and assuming the Assumed Liabilities on the terms and subject to the conditions set forth therein. The Agreement is hereby incorporated into this Assignment as if fully rewritten herein, and capitalized terms used but not defined in this Assignment shall have the respective meanings set forth in the Agreement.
B. As part of the transaction contemplated by the Agreement, Assignor has agreed to assign, convey and transfer to Assignee, and Assignee has agreed to assume, all of Assignor’s right, title and interest in, to and under the Leases, a schedule of which is attached hereto as Exhibit A and incorporated herein by this reference, all to the extent affecting or otherwise relating to the Leased Facilities.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:
1. Transfer and Assignment by Assignor. Assignor hereby transfers, conveys and assigns to Assignee all of Assignor’s right, title and interest in, to and under the Leases.
2. Assumption by Assignee. Assignee hereby accepts the foregoing assignment and assumes and agrees to perform all of the duties, obligations, liabilities, commitments and covenants of Assignor accruing from and after the Effective Date arising under each of the Leases.
3. No Waiver or Modification; Subject to the Agreement. The scope, nature and extent of this Assignment is expressly set forth in the Agreement. Nothing contained herein shall itself change, amend, extend or alter (nor shall it be deemed or construed as changing, amending, extending or altering) the terms or conditions of the Agreement in any manner whatsoever. In the event of any conflict, inconsistency or other difference between the Agreement and this Assignment, the provisions of the Agreement shall govern and control.
4. Governing Law. This Assignment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the conflicts of law rules thereof, except to the extent that laws of a State where a Leased Facility is located necessarily govern because such Leased Facility is located in such State.
5. Counterparts. This Assignment may be executed in two counterparts, each of which shall be deemed an original, but all such counterparts taken together shall constitute one and the same Assignment. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their duly authorized officers as of the Effective Date.

ASSIGNOR: Assembly Component Systems, Inc.
By:	/s/ Thomas J. Neri
	Name:	Thomas J. Neri
	Title:	Chief Executive Officer

ASSIGNEE: Supply Technologies LLC
By:	/s/ Matthew V. Crawford
	Name:	Matthew V. Crawford
	Title:	President

[Signature Page to Assignment and Assumption of Leases]

EXHIBIT A TO
ASSIGNMENT AND ASSUMPTION OF LEASES
Schedule of Leases

No.	Address	Lease Document(s)
1.	303 Northfullenwider St., Centralia, MO 65240	Standard Industrial Lease—Multi-Tenant between Hubbell Power Systems Inc. and ACS, Inc., dated May 15, 2002.

Amendment No. 1 to Standard Industrial Lease—Multi-Tenant between Hubbell Power Systems Inc. and ACS, Inc., dated November 1, 2004.

2.	Industrial Center #9, 4709 Interstate	Lease Agreement between ProLogis and ACS/Simco, Inc., dated June 18, 2004.
Drive, West Chester Township, OH

First Amendment to the Lease Agreement by and between ProLogis and the Assignor.

Second Amendment to Lease Agreement by and between ProLogis and ACS, Inc., dated June 9, 2007.

Notice to Tenant letter from Cabot II — OH2W03-W12, LLC to ACS, Inc., dated June 27, 2007.

Third Amendment to Lease Agreement by and between Cabot II — OH2W03-W12, LLC and Assignor, dated July 22, 2010.

3.	301 W. 25th St., Stuttgart, AR 72160	Business Lease by and between Stuttgart Industrial Development Corp. and the Assignor, dated June 10, 2010.

4.	273 Cumberland St., Memphis TN 38112	Lease Agreement between Bell Properties, Inc. and Automatic Screw Machine Products Company, dated November 22, 1994.

Lease Modification Agreement between Bell Properties, Inc. and Automatic Screw Machine Products Company, dated as of

No.	Address	Lease Document(s)
1995.

Lease Extension Agreement between Bell Properties, Inc. and Automatic Screw Machine Products Company, dated January 19, 1996.

Lease Extension Agreement between Bell Properties, Inc. and the Assignor dated February 24, 1997.

Lease Modification Agreement between Bell Properties, Inc. and the Assignor, dated February 13, 1998.

Lease Extension Agreement between Bell Properties, Inc. and the Assignor, dated March 1, 1999.

Lease Extension Agreement between Bell Properties, Inc. and the Assignor, dated March 3, 2000.

Lease Extension and Modification Agreement between Bell Property Group General Partnership and the Assignor, dated November 27, 2001.

Lease Extension and Modification Agreement between Bell Property Group General Partnership and the Assignor, dated 2002.

Lease Extension and Modification Agreement between Bell Property Group General Partnership and the Assignor, signed 2/21/2003.

Lease Extension and Modification Agreement between Bell Property Group General Partnership and the Assignor, dated December 21, 2005.

Lease Extension and Modification

No.	Address	Lease Document(s)
Agreement between Bell Property Group General Partnership and the Assignor, dated May 27, 2009.

5.	1116-G W. 15th St., Hopkinsville, KY	Lease by and between Howard Read and Sunsource/Simco, dated November 10, 1998.
42240

Addendum #1 to the Lease Agreement between Howard Read and the Assignor.

Addendum #2 to Lease Agreement between Howard Read and the Assignor, dated November 23, 2004.

Addendum #3 to Lease Agreement between Howard Read and the Assignor, dated September 24, 2007.

Addendum #4 to Lease Agreement between Howard Read and the Assignor, dated August 19, 2010.

6.	2125 E. US Highway 12, Michigan City,	Lease Agreement by and between Michiana Industrial Park, Inc. and the Assignor, dated August 15, 1999.
IN 46360

7.	N22747 US Hwy 53, Ettrick, WI 54627	Lease by and between Marvin and Travis Matejka d/b/a TDM Enterprises and the Assignor, dated June 1, 2008.

Lease Amendment by and between Marvin and Travis Matejka d/b/a TDM Enterprises and the Assignor, dated June 1, 2010.

8.	1081 Selfield Road, Selma, AL 36701	Standard Lease Agreement between Bush Hog, Inc. and the Assignor, dated March 19, 2010.

9.	15850 W. 108th St., Lenexa KS 66219	Lease by and between J & R Land Company and ACS/Simco, Inc. dated November 7, 2005.

Lease Extension Agreement between J & R Land Company and the Assignor dated

No.	Address	Lease Document(s)
February 2009 and executed March 3, 2009.